                                                Filed Pursuant To Rule 424(b)(5)
                                                     Registration No. 333-107280
       Prospectus Supplement
       (To Prospectus Dated August 4, 2003)

       [HEALTH CARE REIT LOGO]

       $250,000,000
       6.0% NOTES DUE NOVEMBER 15, 2013

       - We are offering and selling $250,000,000 in aggregate principal amount of our 6.0% notes due November 15, 2013. We will receive the proceeds from the sale of the notes.

       - We will pay interest on the notes on November 15 and May 15 of each year, beginning May 15, 2004. The notes will mature on November 15, 2013. We may redeem the notes before maturity.

       - The notes are unsecured and rank equally with all of the other unsecured and senior indebtedness of Health Care REIT, Inc. The notes will be effectively subordinated to all liabilities of our subsidiaries and to our secured indebtedness.

       - The notes will not be listed on any national securities exchange or traded on the Nasdaq system.

       - Investing in the notes involves risk. See "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" beginning on page S-5 in this prospectus supplement.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                     Per Note       Total
         Initial public offering price                               99.915%     $249,787,500
         Underwriting discounts and commissions                      0.650%      $  1,625,000
         Our proceeds, before expenses                               99.265%     $248,162,500

       The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from November 3, 2003.

       The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about November 3, 2003, against payment therefor in immediately available funds.
                              Joint Bookrunning Managers
       Deutsche Bank Securities                              UBS Investment Bank
                                  Joint Lead Manager

                            Banc of America Securities LLC
                                      Co-Manager
                                     Raymond James

      The date of this prospectus supplement is October 29, 2003.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights some information from this prospectus supplement. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus supplement and the prospectus carefully. In this prospectus supplement, unless specifically noted otherwise, "we," "us," "our," or the "Company" refer to Health Care REIT, Inc. and its subsidiaries.

                               ABOUT OUR COMPANY

     We are a self-administered, equity real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. As of September 30, 2003, long-term care facilities, which include skilled nursing and assisted living facilities, comprised approximately 93% of our investment portfolio. Founded in 1970, we were the first real estate investment trust to invest exclusively in health care facilities.

     As of September 30, 2003, we had approximately $1.97 billion of net real estate investments, inclusive of credit enhancements, in 321 facilities located in 33 states and managed by 47 different operators. At that date, the portfolio included 217 assisted living facilities, 96 skilled nursing facilities and eight specialty care facilities.

     Our principal executive offices are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and our telephone number is (419) 247-2800.

                                  OUR STRATEGY

     We seek to increase funds from operations and enhance stockholder value through relationship investing with public and private regionally focused health care operators. The primary components of this strategy are set forth below:

     - Relationship Investing. We establish relationships with, and provide financing to, operators throughout their growth cycles. We target companies with experienced management teams, regionally focused operations, substantial insider ownership interests or venture capital backing and significant growth potential.

     - Portfolio Management. Portfolio strength is derived from diversity by operator, health care sector and geographic location. We emphasize long-term investment structures that result in a predictable asset base with attendant recurring income and funds from operations. Generally, master leases have a 10 to 15 year term and mortgage loans provide five to seven years of prepayment protection.

     - Depth of Management. Our management team is comprised of seven individuals with 117 years of experience in health care and real estate finance.

                                  THE OFFERING

SECURITIES OFFERED............   $250,000,000 aggregate principal amount of
                                 notes.

INTEREST RATE.................   6.0% per annum.

MATURITY......................   November 15, 2013.

INTEREST PAYMENT DATES........   Semi-annually on November 15 and May 15
                                 commencing May 15, 2004.

RANKING.......................   The notes will be senior and unsecured
                                 obligations of Health Care REIT, Inc. and will rank equally with all of its other unsecured and senior indebtedness. The notes will be effectively subordinated to all liabilities of our subsidiaries and to our secured indebtedness. See "Description of the Notes" and "Description of Other Indebtedness."

USE OF PROCEEDS...............   The net proceeds from the sale of the notes
                                 will be used to invest in additional health care properties. Pending such use, the proceeds will be used primarily to repay borrowings under our unsecured lines of credit arrangements and other outstanding indebtedness.

OPTIONAL REDEMPTION...........   The notes are redeemable at any time at our
                                 option, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to the notes (or portion thereof). See "Description of Notes -- Optional
                                 Redemption."

CERTAIN COVENANTS.............   The notes and the Supplemental Indenture under
                                 which they will be issued contain various covenants including the following:

                                 - A covenant not to pledge or otherwise subject
                                   to any Lien, any of our property or assets or our subsidiaries unless the notes are secured equally and ratably with all other obligations so secured. This covenant does not apply to Liens securing obligations that do not in the aggregate at any one time outstanding exceed 40% of the sum of (i) the Total Assets of us and our consolidated subsidiaries prior to the incurrence of such additional Liens, and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens. In addition, this covenant does not apply to certain of our other obligations as more fully explained in "Description of Notes -- Certain Covenants."

                                 - A covenant that we will not incur or
                                   otherwise become liable for any Indebtedness if the aggregate outstanding principal amount of Indebtedness of us and our consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of
                                   (i) the Total Assets of us and our
                                   consolidated subsidiaries prior to the
                                   incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

                                 - A covenant that we will have or maintain, on
                                   a consolidated basis, as of the last day of each of our fiscal quarters, Interest Coverage of not less than 150%.

                                 - A covenant that we will maintain, at all
                                   times, Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of us and our subsidiaries on a consolidated basis.

SINKING FUND..................   The notes are not entitled to any sinking fund
                                 payments.

                                  RISK FACTORS

     Before making an investment in the notes, you should consider the risks described below.

- THESE NOTES WILL BE SUBORDINATED TO OUR SECURED INDEBTEDNESS AND SUBORDINATED TO ALL LIABILITIES OF OUR SUBSIDIARIES.

     The notes are obligations only of Health Care REIT, Inc. and will not be guaranteed by our subsidiaries or secured by any of our or their properties or assets. Our subsidiaries, which own approximately 49.6% of our real estate investments, are separate legal entities and have no obligation to pay any amounts due pursuant to the notes. Our subsidiaries have guaranteed outstanding debt that may exist from time to time under certain of our credit facilities. See "Description of Other Indebtedness -- Credit Facilities."

- OUR BUSINESS OPERATIONS MAY NOT GENERATE THE CASH NEEDED TO SERVICE OUR INDEBTEDNESS.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will enable us to pay our indebtedness, including these notes.

- YOU MAY NOT BE ABLE TO RESELL THE NOTES BECAUSE THERE MAY NOT BE AN ACTIVE TRADING MARKET FOR THE NOTES.

     We do not intend to apply for listing of the notes on any securities exchange or for quotation on the Nasdaq system. There may not be a market for the notes. The marketability of the notes will depend on the number of holders, the market for notes of other issuers, our performance and interest rates.

     Other important factors are identified in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus supplement, including factors identified under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." This prospectus supplement, the prospectus and the Form 10-K do not describe all of the risks of an investment in the notes or the risks relating to our business. You should consult your own financial and legal advisors before making an investment in the notes.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made or incorporated by reference in this prospectus supplement statements that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements may concern:

     - the possible expansion of our portfolio;

     - the performance of our operators and properties;

     - our ability to enter into agreements with new viable tenants for properties that we take back from financially troubled tenants, if any;

     - our ability to make distributions;

     - our policies and plans regarding investments, financings and other matters;

     - our tax status as a real estate investment trust;

     - our ability to appropriately balance the use of debt and equity; and

     - our ability to access capital markets or other sources of funds.

     When we use words such as "believe," "expect," "anticipate," "estimate" or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:

     - the status of the economy;

     - the status of capital markets, including prevailing interest rates;

     - compliance with and changes to regulations and payment policies within the health care industry;

     - changes in financing terms;

     - competition within the health care and senior housing industries; and

     - changes in federal, state and local legislation.

     On May 28, 2003, the President signed into law legislation that, for individual taxpayers, will generally reduce the tax rate on corporate dividends to a maximum of 15% for tax years from 2003 to 2008. The dividends of a real estate investment trust ("REIT") generally will not qualify for this reduced tax rate because a REIT's income generally is not subject to corporate level tax. This new law could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs and could have an adverse effect on the market price of our equity securities.

     We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                                  THE COMPANY

     Health Care REIT, Inc., a Delaware corporation, is a self-administered, equity real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. As of September 30, 2003, long-term care facilities, which include skilled nursing and assisted living facilities, comprised approximately 93% of our investment portfolio. Founded in 1970, we were the first real estate investment trust to invest exclusively in health care facilities.

     As of September 30, 2003, we had approximately $1.97 billion in net real estate investments, inclusive of credit enhancements, in 321 facilities located in 33 states and managed by 47 different operators. At that date, the portfolio included 217 assisted living facilities, 96 skilled nursing facilities and eight specialty care facilities.

     We seek to increase funds from operations and enhance stockholder value through relationship investing with public and private regionally focused health care operators. The primary components of this strategy are set forth below.

     Relationship Investing. We establish relationships with, and provide financing to, operators throughout their growth cycles. We target companies with experienced management teams, regionally focused operations, substantial inside ownership interests or venture capital backing and significant growth potential.

     By maintaining close ties to health care operators, we are able to provide value added services and monitor our investments on an ongoing basis. Investments are designed to support the operator's business plan. Features typically include a master operating lease for the acquisition and development of facilities in a geographic region. Economic terms typically include annual rate increases and fair market value-based purchase options.

     Portfolio Management. Portfolio strength is derived from diversity by operator, health care sector and geographic location. We emphasize long-term investment structures that result in a predictable asset base with attendant recurring income and funds from operations. Generally, master leases have a 10 to 15 year term and mortgage loans provide five to seven years of prepayment protection. We also regularly monitor the portfolio with our proprietary database system.

     Depth of Management. Our management team is comprised of seven individuals with 117 years of experience in health care and real estate finance. George L. Chapman has been a member of senior management for more than 13 years and in 1996 became our Chairman and Chief Executive Officer. Mr. Chapman and the management team have successfully implemented our investment strategy of emphasizing relationship financings with strong, emerging operators.

THE PORTFOLIO

     The following table reflects our portfolio as of September 30, 2003:

                                               PERCENTAGE     NUMBER       NUMBER       INVESTMENT        NUMBER         NUMBER
                             INVESTMENTS (1)       OF           OF           OF            PER              OF             OF
TYPE OF FACILITY             (IN THOUSANDS)    PORTFOLIO    FACILITIES   BEDS/UNITS    BED/UNIT (2)    OPERATORS (3)   STATES (3)
----------------             ---------------   ----------   ----------   ----------   --------------   -------------   ----------
Assisted Living
  Facilities...............    $1,186,796          61%         217         14,017        $ 86,000           30             31
Skilled Nursing
  Facilities...............       632,303          32%          96         13,490          46,872           18             20
Specialty Care
  Facilities...............       145,926           7%           8          1,304         116,674            6              5
                               ----------         ---          ---         ------
  Totals...................    $1,965,025         100%         321         28,811
                               ==========         ===          ===         ======

------------

(1) Investments include gross real estate investments and credit enhancements which amounted to $1,958,330,000 and $6,695,000, respectively.

(2) Investment per Bed/Unit was computed by using the total investment amount of $1,989,902,000 which includes gross real estate investments, credit enhancements and unfunded commitments for which initial funding has commenced which amounted to $1,958,330,000, $6,695,000 and $24,877,000, respectively.

(3) We have investments in properties located in 33 states and managed by 47 different operators.

     In determining whether to invest in a facility, we focus on the following:
(a) the experience of the management team; (b) the historical and projected financial and operational performance of the facility; (c) the credit of the tenant or borrower; (d) the security for the lease or loan; and (e) the capital committed to the facility by the tenant or borrower. We conduct market research and analysis for all potential investments. In addition, we review the value of all facilities, the interest rates and debt service coverage requirements of any debt to be assumed and the anticipated sources of repayment of any debt.

     We monitor our investments through a variety of methods determined by the type of health care facility and operator. Our monitoring process includes review of monthly financial statements for each facility, quarterly review of operator credit, annual facility inspections and review of covenant compliance relating to licensure, real estate taxes, letters of credit and other collateral. In monitoring our portfolio, our personnel use a proprietary database to collect and analyze facility-specific data. Additionally, we conduct extensive research to ascertain industry trends and risks.

     Our investments are primarily operating leases and mortgage loans. Construction financing is provided, but only as part of a long-term operating lease or mortgage loan. Substantially all of our investments are designed with escalating rate structures. Depending upon market conditions, we believe that appropriate new investments will be available in the future with substantially the same spreads over our cost of capital. Operating leases and mortgage loans are normally credit enhanced by guaranties and/or letters of credit. In addition, operating leases are typically structured as master leases and mortgage loans are generally cross-defaulted and cross-collateralized with other mortgage loans, operating leases or agreements between us and the operator and its affiliates.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. For purposes of calculating these ratios, "earnings" includes income from continuing operations before extraordinary items, excluding the equity earnings in a less than 50% owned subsidiary, plus fixed charges and reduced by capitalized interest. "Fixed charges" consists of interest on all indebtedness and the amortization of loan expenses.

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                     ---------------------------------------------     ---------------
                                     1998      1999      2000      2001      2002      2002      2003
                                     -----     -----     -----     -----     -----     -----     -----
Consolidated ratio of earnings to
  fixed charges (unaudited)........   2.99      2.75      2.56      2.68      2.50      2.48      2.33

                                USE OF PROCEEDS

     The net proceeds from the sale of the notes are estimated to be $248,162,500. The net proceeds will be used to invest in additional health care properties. Pending such use, the proceeds will be used primarily to repay borrowings under our unsecured lines of credit arrangements and other outstanding indebtedness. As of October 28, 2003, we had an outstanding balance of $124,500,000 under our unsecured lines of credit arrangements bearing interest at an average rate of 2.61%.

     Each of Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., UBS AG, Cayman Islands Branch, an affiliate of UBS Securities LLC, and Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a lender under our Amended and Restated Loan Agreement dated August 23, 2002, as amended on May 15, 2003 and as further amended on August 26, 2003, and will receive some of the net proceeds of this offering. Also Deutsche Bank Securities Inc. and UBS Securities LLC are the syndication and documentation agents, respectively, under such agreement.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2003, as adjusted to give effect to the sale of the notes offered by this prospectus supplement and the application of the estimated net proceeds.

                                                                 SEPTEMBER 30, 2003
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Borrowings under unsecured lines of credit arrangements
     (1)....................................................  $  143,000   $        0
  Borrowings under secured line of credit arrangement.......          --           --
  Senior notes due 2004.....................................      40,000       40,000
  Senior notes due 2006.....................................      50,000       50,000
  Senior notes due 2007.....................................     175,000      175,000
  Senior notes due 2008.....................................     100,000      100,000
  Senior notes due 2012.....................................     250,000      250,000
  Senior notes due 2013.....................................          --      250,000
  Other long-term obligations...............................     145,164      145,164
                                                              ----------   ----------
Total debt..................................................     903,164    1,010,164
Stockholders' equity:
  Preferred Stock, $1.00 par value; authorized -- 25,000,000 shares
     Series C Cumulative Convertible Preferred Stock;
      746,000 shares issued and outstanding.................      18,650       18,650
     Series D Cumulative Redeemable Preferred Stock;
      4,000,000 shares issued and outstanding...............     100,000      100,000
     Series E Cumulative Convertible and Redeemable
      Preferred Stock; 1,060,000 shares issued and
      outstanding...........................................      26,500       26,500
  Common Stock, $1.00 par value; authorized -- 125,000,000
     shares; 48,101,389 shares issued and outstanding (2)...      48,016       48,016
  Capital in excess of par value............................   1,006,983    1,006,983
  Cumulative net income.....................................     641,366      641,366
  Cumulative dividends......................................    (718,174)    (718,174)
  Accumulated other comprehensive income....................         128          128
  Other equity..............................................      (2,345)      (2,345)
                                                              ----------   ----------
Total stockholders' equity..................................   1,121,124    1,121,124
                                                              ----------   ----------
Total capitalization........................................  $2,024,288   $2,131,288
                                                              ==========   ==========

------------

(1) Approximately $124,500,000 was outstanding under our unsecured lines of credit arrangements at October 28, 2003.

(2) The number of shares of common stock that are issued and outstanding differ from the common stock balance set forth in the table above due to FASB Statement No. 123, Accounting for Stock-Based Compensation, regarding the vesting of restricted stock. Also, the above table excludes: (i) 1,446,573 shares of common stock reserved for issuance that relate to outstanding options under our 1985 Incentive Stock Option Plan and the 1995 Stock Incentive Plan; (ii) 208,329 shares of common stock reserved for issuance that relate to outstanding options under our Stock Incentive Plan for Non-Employee Directors; (iii) 894,066 shares of common stock reserved for issuance under our dividend reinvestment and stock purchase plan; (iv) 727,805 shares of common stock reserved for issuance that relate to the Series C Cumulative Convertible Preferred Stock; and (v) 811,388 shares of common stock reserved for issuance that relate to the Series E Cumulative Convertible and Redeemable Preferred Stock.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial data for the five years ended December 31, 2002 are derived from our audited consolidated financial statements. The financial data for the nine month periods ended September 30, 2003 and September 30, 2002 are derived from our unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operation for these periods. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003. The data should be read in conjunction with our consolidated financial statements, related notes and other financial information incorporated by reference herein. Amounts are in thousands, except per share data.

                                                                                                    NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31                            SEPTEMBER 30
                                --------------------------------------------------------------   -----------------------
                                   1998         1999         2000         2001         2002         2002         2003
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING DATA
Revenues......................  $   94,896   $  122,809   $  129,480   $  129,369   $  163,118   $  111,589   $  139,833
Expenses:
  Interest expense............      17,122       25,536       32,855       30,359       41,085       28,234       37,093
  Provision for
    depreciation..............       9,545       16,477       21,183       28,725       39,311       25,328       35,004
  General and administrative
    and other expenses (1)....       7,399        8,868        9,570       10,853       13,038        9,546       11,234
  Impairment of assets........          --           --           --           --        2,298          550           --
  Loss on extinguishment of
    debt (2)..................          --           --           --          213          403          403           --
  Loss on investment..........          --           --        2,000           --           --           --           --
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total expenses................      34,066       50,881       65,608       70,150       96,135       64,061       83,331
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income from continuing
  operations..................      60,830       71,928       63,872       59,219       66,983       47,528       56,502
Income from discontinued
  operations, net.............       1,479        3,710        4,184        1,330          676        4,956        7,158
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income....................      62,309       75,638       68,056       60,549       67,659       52,484       63,660
Preferred stock dividends.....       4,160       12,814       13,490       13,505       12,468        9,596        7,074
Preferred stock redemption
  charge......................          --           --           --           --           --           --        2,790
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income available to common
  stockholders................  $   58,149   $   62,824   $   54,566   $   47,044   $   55,191   $   42,888   $   53,796
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
OTHER DATA
Average number of common
  shares outstanding:
  Basic.......................      25,579       28,128       28,418       30,534       36,702       35,695       41,602
  Diluted.....................      25,954       28,384       28,643       31,027       37,301       36,451       42,165
PER SHARE DATA
Basic:
Income from continuing
  operations available to
  common stockholders.........  $     2.21   $     2.10   $     1.77   $     1.50   $     1.48   $     1.06   $     1.12
Discontinued operations,
  net.........................        0.06         0.13         0.15         0.04         0.02         0.14         0.17
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income available to common
  stockholders................        2.27         2.23         1.92         1.54         1.50         1.20         1.29
Diluted:
Income from continuing
  operations available to
  common stockholders.........  $     2.18   $     2.08   $     1.76   $     1.48   $     1.46   $     1.04   $     1.11
Discontinued operations,
  net.........................        0.06         0.13         0.15         0.04         0.02         0.14         0.17
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income available to common
  stockholders................        2.24         2.21         1.91         1.52         1.48         1.18         1.28
Cash distributions per common
  share.......................  $     2.19   $     2.27   $    2.335   $     2.34   $     2.34   $    1.755   $    1.755

                                                         DECEMBER 31                                  SEPTEMBER 30
                                --------------------------------------------------------------   -----------------------
                                   1998         1999         2000         2001         2002         2002         2003
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA
Net real estate investments...  $1,047,511   $1,241,722   $1,121,419   $1,213,564   $1,524,457   $1,454,885   $1,952,625
Total assets..................   1,073,424    1,271,171    1,156,904    1,269,843    1,594,110    1,532,867    2,031,611
Total debt....................     418,979      538,842      439,752      491,216      676,331      639,537      903,164
Total liabilities.............     439,665      564,175      458,297      511,973      696,878      653,225      910,487
Total stockholders' equity....     633,759      706,996      698,607      757,870      897,232      879,642    1,121,124

------------

(1) General and administrative and other expenses include loan expense, provision for loan losses and other operating expenses.

(2) Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 2003, our net real estate investments totaled approximately $1.96 billion and included 217 assisted living facilities, 96 skilled nursing facilities and eight specialty care facilities. Depending upon the availability and cost of external capital, we anticipate making additional investments in health care related facilities. New investments are funded from temporary borrowings under our unsecured lines of credit arrangements, internally generated cash and the proceeds derived from asset sales. Permanent financing for future investments, which replaces funds drawn under the unsecured lines of credit arrangements, is expected to be provided through a combination of public and private offerings of debt and equity securities and the incurrence of secured debt. We believe our liquidity and various sources of available capital are sufficient to fund operations, meet debt service and dividend requirements and finance future investments.

     In March 2003, we sold $100,000,000 of 8.0% senior unsecured notes, maturing in September 2012, at an effective yield of 7.4%. These notes were an add-on to the $150,000,000 senior unsecured notes sold in September 2002. The aggregate principal amount of outstanding notes of this series is now $250,000,000.

     On July 9, 2003, we closed on a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock, which generated net proceeds of approximately $96,850,000. The shares have a liquidation value of $25 per share. The preferred stock, which has no stated maturity, may be redeemed by us at par on or after July 9, 2008. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003, at a redemption price of $25 per share plus accrued and unpaid dividends.

     In July 2003, we issued 1,583,100 shares of common stock, $1 par value, at a price of $30.32 per share, which generated net proceeds of approximately $47,950,000.

     In July 2003, we issued 594,000 shares of common stock, $1 par value, under our dividend reinvestment and stock purchase plan's waiver program, which generated net proceeds of approximately $17,900,000.

     In September 2003, we issued 3,200,000 shares of common stock, $1 par value, at a price of $30.25 per share, which generated net proceeds of approximately $91,583,000. In October 2003, we issued an additional 480,000 shares of common stock pursuant to the over-allotment exercise, which generated net proceeds of approximately $13,795,000.

     On September 29, 2003, we issued 1,060,000 shares of 6.0% Series E Cumulative Convertible and Redeemable Preferred Stock as partial consideration for an acquisition of assets, with the shares valued at $26,500,000 for such purposes. The shares were issued to Southern Assisted living, Inc. and certain of its shareholders without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25 per share. The preferred stock, which has no stated maturity, may be redeemed by us at par on or after August 15, 2008. The preferred shares are convertible into common stock at a conversion price of $32.66 per share at any time.

     The holder of our Series C Cumulative Convertible Preferred Stock converted 1,354,000 shares into 1,321,000 shares of common stock during the nine months ended September 30, 2003, and 451,000 shares into 440,000 shares of common stock in October 2003.

     As of September 30, 2003, we had stockholders' equity of $1,121,124,000 and a total outstanding debt balance of $903,164,000, which represents a debt to total book capitalization ratio of 0.45 to 1.0.

     In October 2003, we sold our investment in Atlantic Healthcare Finance L.P. generating a net gain of approximately $800,000 which will be recognized in the fourth quarter.

     In May 2003, we announced the amendment and extension of our primary unsecured revolving line of credit. The line of credit was expanded to $225,000,000, expires in May 2006 (with the ability to extend for one year at our discretion if we are in compliance with all covenants) and currently bears interest at the lender's prime rate or LIBOR plus 1.3% at our option. In August 2003, we further amended the line of credit to modify certain financial covenants that will enhance our financial flexibility and align our covenant package with other investment grade REITs. Also in May 2003, we repaid our $4,000,000 secured note and terminated this agreement. At the same time, we increased our $25,000,000 unsecured line of credit to $30,000,000. This line of credit bears interest at the lender's prime rate and expires in May 2004. Also, at September 30, 2003, we had a secured line of credit in the amount of $60,000,000 bearing interest at the lender's prime rate or LIBOR plus 2.0%, at our option, with a floor of 7.0% and which expires in April 2004. At September 30, 2003, we had $143,000,000 in borrowings outstanding under the unsecured lines of credit arrangements.

     As of October 23, 2003, we had an effective shelf registration on file with the Securities and Exchange Commission under which we may issue up to $831,794,619 of securities including debt securities, common and preferred stock, depositary shares, warrants and units. Depending upon market conditions, we anticipate issuing securities under our shelf registration to invest in additional health care facilities and to repay borrowings under our unsecured lines of credit arrangements.

     On July 23, 2003, Moody's Investor Services upgraded its rating on our senior unsecured notes from Ba1 to Baa3. The credit strengths noted by Moody's included moderate financial leverage, negligible secured debt, strong portfolio management and underwriting skills and improved portfolio fundamentals in our skilled nursing and assisted living facilities.

     In August and September 2003, we solicited the consents of registered holders of our senior unsecured notes to the adoption of certain amendments to the Indenture, dated as of April 17, 1997 (as amended and supplemented) (the "1997 Indenture"), with Fifth Third Bank, as trustee (the "Trustee"), and the Indenture, dated as of September 6, 2002 (as amended and supplemented) (the "2002 Indenture"), with the Trustee. After receiving the requisite number of consents, we entered into Supplemental Indenture No. 5 to the 1997 Indenture with the Trustee and Supplemental Indenture No. 2 to the 2002 Indenture with the Trustee. As amended, the supplemental indentures modify the indentures to require us to (a) limit the use of secured debt to 40% of undepreciated assets,
(b) limit total debt to 60% of undepreciated total assets, and (c) maintain total unencumbered assets at 150% of total secured debt. These amendments to all of our $615,000,000 of senior unsecured notes are intended to modernize the covenant package and make it consistent with other investment-grade REITs.

RESULTS OF OPERATIONS

     Revenues were comprised of the following:

                                            THREE MONTHS                           YEAR TO DATE
                                                ENDED                                 THROUGH
                                         -------------------      CHANGE        -------------------      CHANGE
                                         SEP. 30,   SEP. 30,   -------------    SEP. 30,   SEP. 30,   -------------
                                           2003       2002        $       %       2003       2002        $       %
                                         --------   --------   -------   ---    --------   --------   -------   ---
                                           (IN THOUSANDS)                         (IN THOUSANDS)
      Rental income....................  $43,306    $32,182    $11,124    35%   $121,798   $ 88,423   $33,375    38%
      Interest income..................    5,797      7,127     (1,330)  -19%     15,927     21,022    (5,095)  -24%
      Commitment fees and other
        income.........................      872        839         33     4%      2,108      2,144       (36)   -2%
                                         -------    -------    -------   ---    --------   --------   -------   ---
      Totals...........................  $49,975    $40,148    $ 9,827    24%   $139,833   $111,589   $28,244    25%
                                         =======    =======    =======   ===    ========   ========   =======   ===

     For the three and nine months ended September 30, 2003, we generated increased rental income as a result of the acquisition of properties for which we receive rent. This offset a reduction in interest income due to the repayment of mortgage loans and non-recognition of interest income related to our mortgage loan with Doctors Community Health Care Corporation.

     Expenses were comprised of the following:

                                                THREE MONTHS                          YEAR TO DATE
                                                    ENDED                                THROUGH
                                             -------------------      CHANGE       -------------------      CHANGE
                                             SEP. 30,   SEP. 30,   ------------    SEP. 30,   SEP. 30,   -------------
                                               2003       2002       $       %       2003       2002        $       %
                                             --------   --------   ------   ---    --------   --------   -------   ---
                                               (IN THOUSANDS)                        (IN THOUSANDS)
      Interest expense.....................  $13,093    $ 9,556    $3,537   37%    $37,093    $28,234    $ 8,859    31%
      Provision for depreciation...........   12,945      9,222     3,723   40%     35,004     25,328      9,676    38%
      General and administrative...........    2,995      2,496       499   20%      8,452      7,040      1,412    20%
      Loan expense.........................      717        599       118   20%      2,032      1,756        276    16%
      Impairment of assets.................       --         --        --   --          --        550       (550)  n/a
      Loss on extinguishment
        of debt............................       --         --        --   --          --        403       (403)  n/a
      Provision for
        loan losses........................      250        250         0    0%        750        750          0     0%
                                             -------    -------    ------   --     -------    -------    -------   ---
      Totals...............................  $30,000    $22,123    $7,877   36%    $83,331    $64,061    $19,270    30%
                                             =======    =======    ======   ==     =======    =======    =======   ===

     The increase in interest expense from 2002 to 2003 was primarily due to higher average borrowings in 2003. This was partially offset by lower average interest rates and an increase in the amount of capitalized interest offsetting interest expense.

     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the three and nine months ended September 30, 2003 totaled $490,000 and $1,128,000, respectively, as compared with none for the same periods in 2002.

     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us.

     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the three and nine months ended September 30, 2003 were 4.97% and 5.49%, respectively, as compared with 5.89% and 5.96% for the same periods in 2002.

     The increase in loan expense was primarily due to the additional amortization of costs related to the unsecured lines of credit expansions and costs related to obtaining consents to modify the covenant packages of our senior unsecured notes.

     During the nine months ended September 30, 2002, it was determined that the projected undiscounted cash flows from a parcel of land did not exceed its related net book value and an impairment charge of $550,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value of the property was determined by an offer to purchase received from a third party.

     In April 2002, we purchased $35,000,000 of our outstanding unsecured senior notes that were due in 2003 and recorded a charge of $403,000 in connection with this early extinguishment. Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the loss on extinguishment of debt in 2002 to income from continuing operations rather than as an extraordinary item as previously required under FASB Statement No. 4.

     Other items:

                                             THREE MONTHS                            YEAR TO DATE
                                                 ENDED                                  THROUGH
                                          -------------------       CHANGE        -------------------      CHANGE
                                          SEP. 30,   SEP. 30,   --------------    SEP. 30,   SEP. 30,   -------------
                                            2003       2002        $       %        2003       2002        $       %
                                          --------   --------   -------   ----    --------   --------   -------   ---
                                            (IN THOUSANDS)                          (IN THOUSANDS)
      Gain (loss) on sales of
        properties......................  $ 4,278    $   439    $ 3,839    874%   $ 4,312    $   584    $ 3,728   638%
      Discontinued operations, net......    1,048      1,299       (251)   -19%     2,846      4,372     (1,526)  -35%
      Preferred dividends...............   (1,910)    (2,878)       968    -34%    (7,074)    (9,596)     2,522   -26%
      Preferred stock redemption
        charge..........................   (2,790)        --     (2,790)   n/a     (2,790)        --     (2,790)  n/a
                                          -------    -------    -------   ----    -------    -------    -------   ---
      Totals............................  $   626    $(1,140)   $ 1,766   -155%   $(2,706)   $(4,640)   $ 1,934   -42%
                                          =======    =======    =======   ====    =======    =======    =======   ===

     During the nine months ended September 30, 2003, we sold fourteen assisted living facilities, two skilled nursing facilities and one parcel of land with carrying values of $60,848,000 for a net gain of $4,312,000. These properties generated a net gain of $2,846,000 after deducting depreciation and interest expense from rental income for the nine months ended September 30, 2003. All properties sold from January 1, 2002 through September 30, 2003 generated $4,372,000 of income after deducting depreciation and interest expense from rental income for the nine months ended September 30, 2002.

     During the nine months ended September 30, 2003, the holder of our Series C Cumulative Convertible Preferred Stock converted 1,354,000 shares into 1,321,000 shares of common stock, leaving 746,000 shares outstanding at September 30, 2003 as compared to 2,100,000 at September 30, 2002. The decrease in preferred dividends is due to the reduction in outstanding preferred shares.

     On July 15, 2003, we redeemed all three million shares of our 8.875% Series B Cumulative Redeemable Preferred Stock. In accordance with EITF Topic D-42, the costs to issue these securities were recorded as a non-cash, non-recurring charge of $2.79 million, or $0.06 per diluted share, in the third quarter of 2003 to reduce net income available to common stockholders.

     As a result of the various factors mentioned above, net income available to common stockholders for the three and nine months ended September 30, 2003 was $20,601,000, or $0.46 per diluted share, and $53,796,000, or $1.28 per diluted share, respectively, as compared with $16,885,000, or $0.43 per diluted share, and $42,888,000, or $1.18 per diluted share, for the same periods in 2002.

RESULTS OF OPERATIONS DECEMBER 31, 2002 VS. DECEMBER 31, 2001

     Revenues were comprised of the following:

                                                 YEAR ENDED                CHANGE
                                        -----------------------------   -------------
                                        DEC. 31, 2002   DEC. 31, 2001      $       %
                                        -------------   -------------   -------   ---
                                               (IN THOUSANDS)
Rental income.........................    $133,791        $ 93,237      $40,554    43%
Interest income.......................      26,525          31,294       (4,769)  -15%
Commitment fees and other income......       2,802           3,848       (1,046)  -27%
Prepayment fees.......................          --             990         (990)  n/a
                                          --------        --------      -------   ---
Totals................................    $163,118        $129,369      $33,749    26%
                                          ========        ========      =======   ===

     We generated increased rental income as a result of the acquisition of properties for which we receive rent. This was partially offset by a reduction in interest income due to the repayment of mortgage loans. Commitment fees and other income decreased primarily as a result of the completion of construction projects.

     During 2001, we received payoffs on mortgages that had significant prepayment fee requirements, generating $990,000 in that year. During 2002, we did not receive any prepayment fees with respect to mortgage loan payoffs.

     Expenses were comprised of the following:

                                                  YEAR ENDED                CHANGE
                                         -----------------------------   -------------
                                         DEC. 31, 2002   DEC. 31, 2001      $       %
                                         -------------   -------------   -------   ---
                                                (IN THOUSANDS)
Interest expense.......................     $41,085         $30,359      $10,726    35%
Provision for depreciation.............      39,311          28,725       10,586    37%
General and administrative.............       9,665           8,078        1,587    20%
Loan expense...........................       2,373           1,775          598    34%
Impairment of assets...................       2,298              --        2,298   n/a
Loss on extinguishment
  of debt..............................         403             213          190    89%
Provision for loan losses..............       1,000           1,000            0     0%
                                            -------         -------      -------   ---
Totals.................................     $96,135         $70,150      $25,985    37%
                                            =======         =======      =======   ===

     The increase in interest expense from 2001 to 2002 was primarily due to higher average borrowings during the year and a reduction in the amount of capitalized interest offsetting interest expense.

     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the year ended December 31, 2002, totaled $170,000, as compared with $841,000 for the same period in 2001.

     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us.

     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the year ended December 31, 2002, were 5.83% as compared with 6.03% for the same period in 2001.

     The increase in loan expense was primarily due to the additional amortization of costs related to the unsecured line of credit renewal and the unsecured senior notes issued in 2001 and 2002.

     During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from a parcel of land, one assisted living facility and one specialty care facility did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.

     In April 2002, we purchased $35,000,000 of our outstanding unsecured senior notes that were due in 2003 and recorded a charge of $403,000 in connection with this early extinguishment. In September 2001, we purchased $7,750,000 of our outstanding unsecured senior notes that were due in 2002 and recorded a charge of $213,000 in connection with this early extinguishment. Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

     Other items:

                                                   YEAR ENDED                CHANGE
                                          -----------------------------   ------------
                                          DEC. 31, 2002   DEC. 31, 2001     $       %
                                          -------------   -------------   ------   ---
                                                 (IN THOUSANDS)
Gain (loss) on sales of properties......    $ (1,032)       $ (1,250)     $  218   -17%
Discontinued operations, net............       1,708           2,580        (872)  -34%
Preferred dividends.....................     (12,468)        (13,505)      1,037    -8%
                                            --------        --------      ------   ---
Totals..................................    $(11,792)       $(12,175)     $  383    -3%
                                            ========        ========      ======   ===

     During the years ended December 31, 2002 and 2001, we sold properties with carrying values of $53,311,000 and $23,829,000 for net losses of $1,032,000 and $1,250,000, respectively. In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to the properties sold during 2002 to discontinued operations. These properties generated $1,708,000 and $2,580,000 of income after deducting depreciation and interest expense from rental revenue for the years ended December 31, 2002 and 2001, respectively.

     As a result of the various factors mentioned above, net income available to common stockholders was $55,191,000, or $1.48 per diluted share, for 2002 as compared with $47,044,000, or $1.52 per diluted share, for 2001.

RESULTS OF OPERATIONS DECEMBER 31, 2001 VS. DECEMBER 31, 2000

     Revenues were comprised of the following:

                                                 YEAR ENDED                 CHANGE
                                        -----------------------------   --------------
                                        DEC. 31, 2001   DEC. 31, 2000      $       %
                                        -------------   -------------   -------   ----
                                               (IN THOUSANDS)
Rental income.........................    $ 92,237        $ 82,522      $ 9,715     12%
Interest income.......................      31,294          41,064       (9,770)   -24%
Commitment fees and other income......       3,848           5,837       (1,989)   -34%
Prepayment fees.......................         990              57          933   1637%
                                          --------        --------      -------   ----
Totals................................    $128,369        $129,480      $(1,111)    -1%
                                          ========        ========      =======   ====

     We generated increased rental income as a result of the completion of real property construction projects for which we began receiving rent and the purchase of properties previously financed by us. This offset a reduction in interest income due to the repayment of mortgage loans and the purchase of properties previously financed by us.

     The reduction in commitment fees and other income is due primarily to the significant reduction in construction activity.

     During 2001, we received payoffs on mortgages that had significant prepayment fee requirements, generating the large increase over the prior year.

     Expenses were comprised of the following:

                                                   YEAR ENDED                CHANGE
                                          -----------------------------   -------------
                                          DEC. 31, 2001   DEC. 31, 2000      $       %
                                          -------------   -------------   -------   ---
                                                 (IN THOUSANDS)
Interest expense........................     $30,359         $32,855      $(2,496)   -8%
Provision for depreciation..............      28,725          21,183        7,542    36%
Loss on investment......................          --           2,000       (2,000)  n/a
General and administrative..............       8,078           7,405          673     9%
Loan expense............................       1,775           1,165          610    52%
Loss on extinguishment of debt..........         213              --          213   n/a
Provision for loan losses                      1,000           1,000            0     0%
                                             -------         -------      -------   ---
Totals..................................     $70,150         $65,608      $ 4,542     7%
                                             =======         =======      =======   ===

     The decrease in interest expense from 2000 to 2001 was primarily due to lower average borrowings during the year offset by a reduction in the amount of capitalized interest offsetting interest expense.

     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the year ended December 31, 2001, totaled $841,000, as compared with $3,079,000 for the same period in 2000.

     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us.

     In 2000, we restructured our investments with Summerville Health Care. As part of the restructuring agreement, Summerville agreed to permit us to re-lease 10 of its 11 facilities to new operators and repaid substantially all of our subdebt investment. As part of Summerville's recapitalization, our $2,000,000 non-yielding preferred stock investment was substantially diluted. Accordingly, we wrote off our investment in 2000, resulting in a $2,000,000 charge.

     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the year ended December 31, 2001, were 6.03% as compared with 5.41% for the same period in 2000.

     The increase in loan expense was primarily due to the additional amortization of costs related to the unsecured senior notes issued in 2001.

     In September 2001, we purchased $7,750,000 of our outstanding unsecured senior notes that were due in 2002 and recorded a charge of $213,000 in connection with this early extinguishment. Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the loss on an extinguishment of debt in 2001 to income from continuing operations rather than an extraordinary item as previously required under FASB Statement No. 4.

     Other items:

                                                 YEAR ENDED                 CHANGE
                                        -----------------------------   --------------
                                        DEC. 31, 2001   DEC. 31, 2000      $       %
                                        -------------   -------------   -------   ----
                                               (IN THOUSANDS)
Gain (loss) on sales of properties....    $ (1,250)       $  1,684      $(2,934)  -174%
Discontinued operations, net..........       2,580           2,500           80      3%
Preferred dividends...................     (13,505)        (13,490)          15      0%
                                          --------        --------      -------   ----
Totals................................    $(12,175)         (9,306)      (2,869)    31%
                                          ========        ========      =======   ====

     During the years ended December 31, 2001 and 2000, we sold properties with carrying values of $23,829,000 and $107,182,000, respectively, for a net loss of $1,250,000 in 2001 and a net gain of $1,684,000 in 2000. In August 2001, the
Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to the properties sold during 2002 to discontinued operations. These properties generated $2,580,000 and $2,500,000 of income after deducting depreciation and interest expense from rental revenue for the years ended December 31, 2001 and 2000, respectively.

     As a result of the various factors mentioned above, net income available to common stockholders was $47,044,000, or $1.52 per diluted share, for 2001 as compared with $54,566,000, or $1.91 per diluted share, for 2000.

CRITICAL ACCOUNTING POLICIES

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions (see Note 1 to our audited consolidated financial statements). We believe that of our significant accounting policies, the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

  REVENUE RECOGNITION

     Revenue is recorded in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"), as amended. SAB 101 requires that revenue be recognized after four basic criteria are met. These four criteria include persuasive evidence of an arrangement, the rendering of service, fixed and determinable income and reasonably assured collectibility. If the collectibility of revenue is determined incorrectly, the amount and timing of our reported revenue could be significantly affected. Interest income on loans is recognized as earned based upon the principal amount outstanding. Operating lease income includes base rent payments plus fixed annual rent increases, which are recognized on a straight-line basis over the minimum lease period. This lease income is greater than the amount of cash received during the first half of the lease term.

  IMPAIRMENT OF LONG-LIVED ASSETS

     The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if there are indicators of impairment. These indicators may include anticipated operating losses at the property level, the tenant's inability to make rent payments, a decision to dispose of an asset before the end of its estimated useful life and changes in the market that may permanently reduce the value of the property. If indicators of impairment exist, then the undiscounted future cash flows from the most likely use of the property are compared to the current net book value. If the undiscounted cash flows are less than the net book value, an impairment loss would be recognized to the extent that the net book value exceeds the current fair market value. This analysis requires us to determine if indicators of impairment exist and to estimate the most likely stream of cash flows to be generated from the property during the period the property is expected to be held. If the projections or assumptions change in the future, we may be required to record an impairment charge and reduce the net book value of the property owned.

  ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at a level believed adequate to absorb potential losses in our loans receivable. The determination of the allowance is based on a quarterly evaluation of these loans, including general economic conditions and estimated collectibility of loan payments. We regularly evaluate the collectibility of our loans receivable based on a combination of factors. These factors include delinquency status (as determined by frequency of payments), historical loan charge-offs, financial strength of the borrower and guarantors and value of the underlying property. If these factors indicate that there is greater risk of loan charge-offs, additional allowances or placement on non-accrual status may be required.

  DEPRECIATION AND USEFUL LIVES

     We compute depreciation on our properties using the straight-line method based on their estimated useful lives which range from fifteen to forty years for buildings and five to twelve years for improvements. A significant portion of the acquisition cost of each property is allocated to the building (usually approximately 90%). The allocation of the acquisition cost to building and the determination of the useful life of a property are based on appraisals commissioned from independent real estate appraisal firms. If we do not allocate appropriately to the building or if we incorrectly estimate the useful life of our properties, the computation of depreciation will not appropriately reflect the allocation of our capital expenditures over future periods.

IMPACT OF INFLATION

     During the past three years, inflation has not significantly affected our earnings because of the moderate inflation rate. Additionally, our earnings are primarily long-term investments with fixed interest rates. These investments are mainly financed with a combination of equity, senior notes and borrowings under our unsecured lines of credit arrangements. During inflationary periods that generally are accompanied by rising interest rates, our ability to grow may be adversely affected because the yield on new investments may increase at a slower rate than new borrowing costs. Presuming the current inflation rate remains moderate and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financing.

                            MANAGEMENT AND DIRECTORS

     The following table sets forth certain information regarding our Executive Officers and Board of Directors:

EXECUTIVE OFFICERS

NAME                                AGE   OFFICE
----                                ---   ------
George L. Chapman.................  56    Chairman of the Board and Chief Executive Officer
Raymond W. Braun..................  45    President and Chief Financial Officer
Erin C. Ibele.....................  41    Vice President and Corporate Secretary
Charles J. Herman, Jr. ...........  38    Vice President, Operations
Scott A. Estes....................  32    Vice President, Finance
Michael A. Crabtree...............  46    Treasurer

BOARD OF DIRECTORS

NAME                                AGE   POSITION
----                                ---   --------
William C. Ballard, Jr. ..........  63    Of Counsel, Greenebaum Doll & McDonald PLLC and Director,
                                          Trover Solutions, Inc. and UnitedHealth Group
Pier C. Borra.....................  63    Chairman and Chief Executive Officer of CORA Health
                                          Services, Inc., Lima, Ohio, and former Chairman,
                                          President and Chief Executive Officer of Arbor Health
                                          Care Company, Lima, Ohio
George L. Chapman.................  56    Chairman of the Board and Chief Executive Officer
Jeffrey H. Donahue................  57    President and Chief Executive Officer of the Enterprise
                                          Social Investment Corporation and former Executive Vice
                                          President and Chief Financial Officer of The Rouse
                                          Company
Peter J. Grua.....................  49    Principal and President of HLM Management Company, Inc.,
                                          Boston, Massachusetts
Sharon M. Oster...................  55    Professor of Economics, Entrepreneurship and Management,
                                          Yale University School of Management and Director of
                                          Aristotle Corporation and Transpro, Inc.
Bruce G. Thompson.................  74    President and Director of First Toledo Corporation,
                                          Toledo, Ohio and Director of Kingston HealthCare Company,
                                          Toledo, Ohio
R. Scott Trumbull.................  55    Chairman of the Board and Chief Executive Officer of
                                          Franklin Electric Co., Inc. and former Executive Vice
                                          President International Operations & Corporate
                                          Development and Chief Financial Officer of
                                          Owens-Illinois, Inc.
Richard A. Unverferth.............  80    Chairman of the Board of Unverferth Manufacturing, Inc.,
                                          Kalida, Ohio and Chairman of the Board of H.C.F. Inc.,
                                          Kalida, Ohio

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth in the prospectus, to which reference is hereby made. The following summary is qualified in its entirety by reference to the Indenture referred to in the prospectus, and the Supplemental Indenture. Capitalized terms not otherwise defined herein shall have the meanings given them in the prospectus. In this section, unless specifically noted otherwise, the terms "we," "us," and "our" refer only to Health Care REIT, Inc., and not its subsidiaries.

GENERAL

     The notes will be issued as a separate series of debt securities under a third supplemental indenture, dated as of October 29, 2003 (the "Supplemental Indenture"), between us and Fifth Third Bank (the "Trustee"). The notes initially will be limited in aggregate principal amount to $250,000,000. This series may be reopened and we may from time to time issue additional notes of the same series. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described under "-- Book-Entry System" below. The notes will not be listed on any national securities exchange or traded on the Nasdaq system.

     The notes will mature on November 15, 2013 (unless earlier redeemed). The notes will bear interest from November 3, 2003 at the rate per annum shown on the front cover of this prospectus supplement payable semi-annually on November 15 and May 15 of each year, commencing May 15, 2004, to the persons in whose names the notes are registered at the close of business on May 1 or November 1, as the case may be, next preceding such interest payment date. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of principal or interest will be made on the next business day as if made on the date payment was due and no interest will accrue on the amount payable for the period from and after that interest payment date or the maturity date.

     The notes will be senior unsecured obligations of ours and will rank equally with each other and with all of our other unsecured and senior indebtedness outstanding from time to time. The notes will not be guaranteed by our subsidiaries. The notes will be effectively subordinated to our secured indebtedness and to all liabilities of our subsidiaries, including certain amounts due under certain Credit Facilities. See "-- Description of Other Indebtedness" below. Accordingly, such prior indebtedness and liabilities will have to be satisfied in full before you will be able to realize any value from our encumbered or indirectly held properties. As of September 30, 2003, our subsidiaries owned approximately 49.6% of the real estate investments reflected in our consolidated balance sheets and the liabilities of our subsidiaries were approximately $145,164,000 (approximately $85,500,000 for which we could, under certain circumstances, also be liable). We and our subsidiaries may also incur additional indebtedness, including secured indebtedness, subject to the provisions described below under "-- Certain Covenants."

CERTAIN COVENANTS

     The notes will not be secured by a mortgage, pledge or other lien. We will covenant in the Supplemental Indenture not to pledge or otherwise subject to any Lien (as defined below), any of our property or assets or those of our subsidiaries unless the notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant does not apply to Liens securing obligations which do not in the aggregate at any one time outstanding exceed 40% of the sum of (i) the Total Assets (as defined below) of us and our consolidated subsidiaries prior to the incurrence of such additional Liens, and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens. In addition, this covenant does not apply to:

        (a) Pledges or deposits by us or our subsidiaries under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness (as defined below) of us or our subsidiaries), or leases to which we or any of our subsidiaries is a party, or deposits to secure public or statutory obligations of ours or our subsidiaries or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which we or any of our subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

        (b) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against us or any of our subsidiaries which we or such subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

        (c) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

        (d) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

        (e) Liens incidental to the conduct of our business or that of any of our subsidiaries or to the ownership of our or their respective properties that were not incurred in connection with Indebtedness of ours or such subsidiary's, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of us and our subsidiaries, and as to all of the foregoing referenced in clauses (a) through (e), only to the extent arising and continuing in the ordinary course of business;

        (f) Purchase money Liens on property acquired or held by us or our subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, that (i) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction,
     (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (vi) the aggregate amount of all such Indebtedness on a consolidated basis for us and our subsidiaries shall not at any time exceed $1,000,000;

        (g) Liens existing on our balance sheet as of December 31, 2001; and

        (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (g) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

     We will also covenant in the Supplemental Indenture that we will not create, assume, incur, or otherwise become liable in respect of, any Indebtedness (as defined below) if the aggregate outstanding principal amount of Indebtedness of us and our consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of us and our consolidated subsidiaries prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

     We will also covenant in the Supplemental Indenture that we will have or maintain, on a consolidated basis, as of the last day of each fiscal quarter, Interest Coverage (as defined below) of not less than 150%.

     Finally, we will covenant in the Supplemental Indenture that we will maintain, at all times, Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of us and our subsidiaries on a consolidated basis.

     For purposes of the foregoing covenants, the defined terms have the following meanings:

     "Capital Lease" -- means at any time any lease of property, real or personal, which, in accordance with generally accepted accounting principles ("GAAP"), would at such time be required to be capitalized on a balance sheet of the lessee.

     "Capitalized Lease Obligations" -- means as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a Capital Lease on a balance sheet of such Person under GAAP.

     "Cash" -- means as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

     "EBITDA" -- means for any period, with respect to us and our subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

     "Funded Indebtedness" -- means as of any date of determination thereof, (i) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (ii) the current portion of all such Indebtedness.

     "Indebtedness" -- means with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and

(d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

     "Interest Coverage" -- means as at the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters of ending on such date of determination.

     "Interest Expense" -- means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness outstanding at any time during such period.

     "Lien" -- means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Person" -- means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or any political subdivision thereof.

     "Total Assets" -- means on any date, our consolidated total assets and those of our subsidiaries, as such amount would appear on our consolidated balance sheet prepared as of such date in accordance with GAAP.

     "Total Unencumbered Assets" -- means on any date, our net real estate investments (valued on a book basis) and those of our subsidiaries that are not subject to any Lien which secures indebtedness for borrowed money by us and our subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on our consolidated balance sheet prepared as of such date in accordance with GAAP.

     "Unsecured Debt" -- means Funded Indebtedness less Indebtedness secured by Liens on our property or assets and those of our subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

     The notes are subject to defeasance and covenant defeasance, as described in the Indenture and the Supplemental Indenture. Specifically, we, at our option
(a) will be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace destroyed, stolen, lost or mutilated notes, and to maintain an office or agency in respect of the notes and hold moneys for payment in trust) or (b) will be released from our obligations to comply with the covenants that are specified under "Certain Covenants" above with respect to the notes, and the occurrence of an event of default described below under "-- Events of Default" shall no longer be an event of default if, in either case, we irrevocably deposit with the Trustee, in trust, money or U.S. Government obligations that through payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (and premium, if any) and any interest on the notes on the dates such payments are due (which may include one or more redemption dates designated by us) in accordance with the terms of such notes.

     Such a trust may only be established if, among other things, (a) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture shall have occurred and be continuing on the date of such deposit, and (b) we shall have delivered an opinion of counsel to the effect that the holders of the notes of such series will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit or defeasance and will be subject to United States Federal income tax in the same manner as if such defeasance had not occurred. In the event we omit to comply with our remaining obligations under the Indenture after a defeasance of the Indenture with respect to the notes and the notes are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and U.S. Government obligations on deposit with the Trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we will remain liable in respect of such payments.

SINKING FUND

     The notes are not entitled to any sinking fund payments.

OPTIONAL REDEMPTION

     The notes may be redeemed at any time at our option, in whole or from time to time in part, at a redemption price, as determined by us, equal to the sum of
(i) the principal amount of the notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to the notes (or portion thereof) (the "Redemption Price").

     If notice has been given as provided in the Indenture and funds for the redemption of any notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the notes will be to receive payment of the Redemption Price.

     Notice of any optional redemption of any notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such Holder to be redeemed.

     We will notify the Trustee at least 30 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such notes to be redeemed and their redemption date. If less than all of the notes are to be redeemed at our option, the Trustee shall select, in such manner as it shall deem fair and appropriate, the notes to be redeemed in whole or in part.

     As used herein:

     "Make-Whole Amount" -- means, in connection with any optional redemption or accelerated payment of any notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the notes being redeemed or paid.

     "Reinvestment Rate" -- means 0.30% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" -- means that statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by us.

BOOK-ENTRY SYSTEM

     The notes will be issued in the form of one or more fully registered global securities ("Global Securities") that will be deposited with, or on behalf of The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

     DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating:
AAA. The DTC rules applicable to its Participants are on file with the Securities and Exchange Commission.

     Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each actual purchaser of each Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

     To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal and interest payments on the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the Trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) is our responsibility or that of the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of the notes will be made by us in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

EVENTS OF DEFAULT

     In addition to the events of default in the Indenture described in the prospectus, the following constitute events of default under the Supplemental
Indenture:

     - We do not pay the principal or any premium on the notes at their maturity date.

     - We default under any of our other indebtedness in an aggregate principal amount exceeding $10,000,000 after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of the notes may send the notice.

     - The entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITIES

     We have a $225,000,000 unsecured revolving credit facility (the "Credit Facility") with KeyBank National Association as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and certain lenders signatory thereto, which matures in May 2006, bears annual fees of 20.0 to 37.5 basis points and carries an annual agent's fee of $50,000. The Credit Facility provides for interest on outstanding borrowings at either LIBOR plus a margin of 85 to 150 basis points or a base rate. The margins on LIBOR or prime rate borrowings and the annual fees are dependent upon various conditions, including our debt rating and the level of borrowings outstanding. At October 28, 2003, we were able to borrow at either LIBOR plus 130 basis points or the base rate.

     The Credit Facility contains customary affirmative and restrictive covenants that, among other things, limit us and our subsidiaries with respect to indebtedness, liabilities, liens, dividends, loans, investments, purchases and fundamental changes to the corporate structure or line of business. We also are required to maintain a minimum tangible net worth of $700,000,000 plus 100% of net issuance proceeds received by us in connection with equity issuances, an interest coverage ratio of not less than 250%, a leverage ratio of not more than
0.60 to 1.00, and a
ratio of unencumbered assets to unsecured indebtedness of not less than 1.95 to 1.00, all as defined in the Credit Facility.

     The Credit Facility contains customary events of default, including, among other things, and subject to applicable grace periods, other indebtedness payment defaults, material misrepresentations, covenant defaults, certain bankruptcy events and judgment defaults. We and certain of our subsidiaries are co-borrowers under the Credit Facility.

     We also have an unsecured revolving line of credit in the amount of $30,000,000 bearing interest at the lender's prime rate or LIBOR plus 200 basis points, at our option, expiring in May 2004 and an secured line of credit of $60,000,000, which bears interest at the lender's prime rate or LIBOR plus 200 basis points, at our option, but in either case not less than 7.0%. The secured line of credit expires in April 2004. We and certain of our subsidiaries are co-borrowers under the secured line of credit.

     In connection with various acquisitions, we and/or certain of our subsidiaries have assumed indebtedness in the aggregate of $145,164,000 with a 7.56% weighted average interest rate.

SENIOR NOTES

     In September 2002 and March 2003, we completed the sale of $150,000,000 and $100,000,000, respectively, of Senior Unsecured notes due 2012. The notes have a weighted average interest rate of 8.0%.

     In August 2001, we completed the sale of $175,000,000 of Senior Unsecured notes due 2007. The notes have a weighted average interest rate of 7.5%.

     In March 1999, we completed the sale of $50,000,000 of Senior Unsecured notes due 2006. The notes have a weighted average interest rate of 8.17%.

     In March 1998, we completed the sale of $100,000,000 of Senior Unsecured notes due 2008. The notes have a weighted average interest rate of 7.625%.

     In April 1997, we completed the sale of $80,000,000 of Senior Unsecured notes due 2004. Of those notes, $40,000,000 in principal are outstanding. The notes have a weighted average interest rate of 8.09%.

                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc. and UBS Securities LLC, have severally agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus supplement:

                                                               PRINCIPAL AMOUNT
UNDERWRITER                                                        OF NOTES
-----------                                                    ----------------
Deutsche Bank Securities Inc................................     $ 87,500,000
UBS Securities LLC..........................................     $ 87,500,000
Banc of America Securities LLC..............................     $ 50,000,000
Raymond James & Associates, Inc.............................     $ 25,000,000
                                                                 ------------
  Total.....................................................     $250,000,000
                                                                 ============

     The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

     We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, a concession of not more than 0.25% of the principal amount of the notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

     The following shows the underwriting discounts and commissions to be paid to the underwriters by us in connection with this offering (expressed as a percentage of the principal amount of the notes):

                               PAID BY HEALTH
                               CARE REIT, INC.
                               ---------------
Per Note....................           0.65%
Total.......................     $1,625,000

     The representatives of the underwriters have advised us that the underwriters do not intend to confirm any sales to any account over which they exercise discretionary authority.

     The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on a national securities exchange or on any automated dealer quotation system. We have been advised by the representatives of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurances as to the liquidity of, or any trading market for, the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

     We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $250,000.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

     In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

     Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

     Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

     Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

     Deutsche Bank Securities Inc. and UBS Securities LLC will make notes available for distribution on the Internet through a proprietary Web site and/or third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Deutsche Bank Securities Inc., UBS Securities LLC and their respective customers and is not a party to any transactions. Market Axess Inc. will not function as our underwriter or agent, nor will Market Axess Inc. act as a broker for any customer of Deutsche Bank Securities Inc. or UBS Securities LLC. Market Axess Inc., a registered broker-dealer, will receive compensation from Deutsche Bank Securities Inc. and/or UBS Securities LLC based on transactions Deutsche Bank Securities Inc. and/or UBS Securities LLC conducts through the system. Deutsche Bank Securities Inc. and UBS Securities LLC will make notes available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

     A prospectus supplement in electronic format is being made available on Internet Web sites maintained by one or more of the lead underwriters of this offering and may be made available on Web sites maintained by other underwriters. Other than the prospectus supplement in electronic format, the information on any underwriter's Web site and any information contained in any other Web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which the related prospectus forms a part. In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement electronically.

     Certain of the underwriters or their predecessors have, from time to time, provided investment banking and other financial advisory services to us, for which they have received customary fees. Each of Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., UBS AG, Cayman Islands Branch, an affiliate of UBS Securities LLC and Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a lender under our Amended and Restated Loan Agreement dated August 23, 2002, as amended on May 15, 2003 and as further amended on August 26, 2003, and will receive some of the net proceeds of this offering. Also Deutsche Bank Securities Inc. and UBS Securities LLC are the syndication and documentation agents, respectively, under such agreement.

                                 LEGAL MATTERS

     The validity of the notes offered by this prospectus supplement will be passed upon for us by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio. Arnold & Porter, Washington, D.C., will pass upon certain federal income tax matters relating to us and Calfee, Halter & Griswold LLP, Cleveland, Ohio will pass upon certain legal matters for the underwriters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated herein by reference. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  $937,557,819

                             HEALTH CARE REIT, INC.

                                DEBT SECURITIES

                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                  COMMON STOCK

                                    WARRANTS

                                     UNITS

     We may periodically offer and sell, in one or more offerings:

     - debt securities

     - shares or fractional shares of preferred stock

     - depositary shares

     - shares of common stock

     - warrants to purchase debt securities, preferred stock, depositary shares, common stock or units

     - units consisting of one or more debt securities or other securities

     We will offer these securities at an aggregate initial public offering price of up to $937,557,819, on terms we will determine at the time of offering. We will provide the specific terms of the securities being offered in supplements to this prospectus prepared in connection with each offering. You should read this prospectus and the supplement for the specific security being offered before you invest.

     We may offer these securities directly, through agents we designate periodically, or to or through underwriters or dealers. If designated agents or underwriters are involved in the sale of any of the securities, we will disclose in the prospectus supplement their names, any applicable purchase price, fee, compensation arrangement between or among them, and our net proceeds from such sale. See "Plan of Distribution." No securities may be sold without the delivery of the applicable prospectus supplement describing the securities and the method and terms of their offering.

     Our shares of common stock are listed on the New York Stock Exchange under the symbol "HCN." Our executive offices are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, telephone number: 419-247-2800, facsimile: 419-247-2826, and Web site: www.hcreit.com. Unless specifically noted otherwise in this prospectus, all references to "we," "us," "our," or the "Company" refer to Health Care REIT, Inc. and its subsidiaries.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 4, 2003.

                               TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.......................................     4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
  AND RISK FACTORS..........................................     4
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................     5
DOCUMENTS INCORPORATED BY REFERENCE.........................     5
THE COMPANY.................................................     6
     The Portfolio..........................................     7
HOW WE INTEND TO USE THE PROCEEDS...........................     8
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...............     8
GENERAL DESCRIPTION OF THE OFFERED SECURITIES...............     9
DESCRIPTION OF DEBT SECURITIES..............................     9
     General................................................    10
     Denominations, Interest, Registration and Transfer.....    11
     Merger, Consolidation or Sale of Assets................    12
     Certain Covenants......................................    12
     Events of Default and Related Matters..................    12
     Modification of an Indenture...........................    14
     Discharge, Defeasance and Covenant Defeasance..........    15
     Subordination..........................................    16
     Guarantees.............................................    16
     Global Securities......................................    16
DESCRIPTION OF OUR COMMON STOCK.............................    16
     General................................................    16
     Share Purchase Rights..................................    17
DESCRIPTION OF OUR PREFERRED STOCK..........................    18
     General................................................    18
     Rank...................................................    19
     Distributions..........................................    19
     Redemption.............................................    20
     Liquidation Preference.................................    21
     Voting Rights..........................................    21
     Conversion Rights......................................    22
     Our Exchange Rights....................................    22
DESCRIPTION OF DEPOSITARY SHARES............................    22
     General................................................    22
     Distributions..........................................    22
     Withdrawal of Shares of Preferred Stock................    23
     Redemption of Depositary Shares........................    23
     Voting of the Underlying Shares of Preferred Stock.....    23
     Liquidation Preference.................................    24
     Conversion or Exchange of Shares of Preferred Stock....    24
     Amendment and Termination of a Deposit Agreement.......    24


     Charges of a Depositary................................    24
     Resignation and Removal of a Depositary................    25
     Miscellaneous..........................................    25
DESCRIPTION OF WARRANTS.....................................    25
DESCRIPTION OF UNITS........................................    26
RESTRICTIONS ON TRANSFER OF SECURITIES......................    26
DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF
  INCORPORATION AND BY-LAWS.................................    27
     Anti-Takeover Provisions...............................    27
     Limitations on Transactions Involving Us and Our
      Stockholders..........................................    27
U.S. FEDERAL INCOME TAX CONSIDERATIONS......................    29
     U.S. Federal Income Taxation of the Company as a
      REIT..................................................    29
          General...........................................    29
          Qualification as a REIT...........................    30
          Failure to Qualify as a REIT......................    34
     U.S. Federal Income Taxation of Holders of Our Stock...    34
          Treatment of Taxable U.S. Stockholders............    34
          Treatment of Tax-Exempt U.S. Stockholders.........    36
          Backup Withholding and Information Reporting......    36
          Taxation of Foreign Stockholders..................    37
     U.S. Federal Income Taxation of Holders of Depositary
      Shares................................................    38
          Conversion or Exchange of Shares for Preferred
         Stock..............................................    38
     U.S. Federal Income and Estate Taxation of Holders of
      Our Debt Securities...................................    38
          U.S. Holders......................................    38
          Non-U.S. Holders..................................    39
     U.S. Federal Income and Estate Taxation of Holders of
      Our Warrants..........................................    42
          Exercise of Warrants..............................    42
          Expiration of Warrants............................    42
          Sale or Exchange of Warrants......................    42
          Potential Legislation or Other Actions Affecting
         Tax Consequences...................................    42
PLAN OF DISTRIBUTION........................................    42
LEGAL OPINIONS..............................................    44
EXPERTS.....................................................    44

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of proceeds of $937,557,819. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" and "Documents Incorporated By Reference."

     You should rely only on the information contained and incorporated by reference in this prospectus. Neither we nor the underwriters have authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and the applicable prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
                                AND RISK FACTORS

     We have made and incorporated by reference statements in this prospectus supplement that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern:

     - the possible expansion of our portfolio;

     - the performance of our operators and properties;

     - our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any;

     - our ability to make distributions;

     - our policies and plans regarding investments, financings and other matters;

     - our tax status as a real estate investment trust;

     - our ability to appropriately balance the use of debt and equity; and

     - our ability to access capital markets or other sources of funds.

     When we use words such as "believe," "expect," "anticipate," "estimate" or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:

     - the status of the economy;

     - the status of capital markets, including prevailing interest rates;

     - compliance with and changes to regulations and payment policies within the health care industry;

     - changes in financing terms;

     - competition within the health care and senior housing industries; and

     - changes in federal, state and local legislation.

     On May 28, 2003, the President signed into law legislation that, for individual taxpayers, will generally reduce the tax rate on corporate dividends to a maximum of 15% for tax years from 2003 to 2008. The dividends of a real estate investment trust ("REIT") generally will not qualify for this reduced tax rate because a REIT's income generally is not subject to corporate level tax. This new law could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs and could have an adverse effect on the market price of our equity securities.

     Our business is subject to certain risks, which are discussed in our most recent Annual Report on Form 10-K, under the headings "Business" and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations." Updated information relating to such risks, as well as additional risks specific to the securities to be offered hereby, will be set forth in the prospectus supplement relating to such offered securities. We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     This prospectus is part of a registration statement on Form S-3 we have filed with the SEC covering the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

     Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our Internet Web site at www.hcreit.com under the heading "Investor Relations" and the "SEC Filings" tab, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. You also may review a copy of the registration statement at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     You also can inspect our reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

     - we consider incorporated documents to be part of the prospectus;

     - we may disclose important information to you by referring you to those documents; and

     - information we subsequently file with the SEC will automatically update and supersede the information in this prospectus.

     This prospectus incorporates by reference the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 2002.

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, and

     - Quarterly Report on Form 10-Q for the quarterly period ended June 30,
       2003.

     - The description of our common stock as set forth in our registration statement filed under the Exchange Act on Form 8-A on June 17, 1985, including any amendment or report for the purpose of updating such description.

     - The description of the rights to purchase our Series A junior participating preferred stock, par value $1.00 per share, associated with our common stock, is set forth in our registration statement filed under the Exchange Act on Form 8-A on August 3, 1994, including any amendment or report for the purpose of updating such description.

     - The description of our 7 7/8% Series D Cumulative Redeemable Preferred Stock as set forth in our registration statement filed under the Exchange Act on Form 8-A/A on July 8, 2003, including any amendment or report for the purpose of updating such description.

     - All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus and before the termination of the offering.

     This prospectus summarizes material provisions of contracts and other documents to which we refer. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon request, we will provide each person receiving this prospectus a free copy, without exhibits, of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

     Erin C. Ibele, Vice President and Corporate Secretary
     Health Care REIT, Inc.
     One SeaGate, Suite 1500
     Toledo, Ohio 43604
     (419) 247-2800
     www.hcreit.com

                                  THE COMPANY

     Health Care REIT, Inc., a Delaware corporation, is a self-administered, equity real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. As of June 30, 2003, long-term care facilities, which include skilled nursing and assisted living facilities, comprised approximately 92% of our investment portfolio. Founded in 1970, we were the first real estate investment trust to invest exclusively in health care facilities.

     As of June 30, 2003, we had approximately $1.7 billion in net real estate investments, inclusive of credit enhancements, in 270 facilities located in 33 states and managed by 47 different operators. At that date, the portfolio included 166 assisted living facilities, 96 skilled nursing facilities and eight specialty care facilities.

     We seek to increase funds from operations and enhance stockholder value through relationship investing with public and private regionally focused health care operators. The primary components of this strategy are set forth below.

     Relationship Investing. We establish relationships with, and provide financing to, operators throughout their growth cycles. We target companies with experienced management teams, regionally focused operations, substantial inside ownership interests or venture capital backing and significant growth potential.

     By maintaining close ties to health care operators, we are able to provide value added services and monitor our investments on an ongoing basis. Investments are designed to support the operator's business plan. Features typically include a master operating lease for the acquisition and development of facilities in a geographic region. Economic terms typically include annual rate increases and fair market value-based purchase options.

     Portfolio Management. Portfolio strength is derived from diversity by operator, health care sector and geographic location. We emphasize long-term investment structures that result in a predictable asset base with attendant recurring income and funds from operations. Generally, master leases have a 10 to 15 year term and mortgage loans provide five to seven years of prepayment protection. We also regularly monitor the portfolio with our proprietary database system.

     Depth of Management. Our management team is comprised of seven individuals with 117 years of experience in health care and real estate finance. George L. Chapman has been a member of senior management for more than 13 years and in 1996 became our Chairman and Chief Executive Officer. Mr. Chapman and the management team have successfully implemented our investment strategy of emphasizing relationship financings with strong, emerging operators.

THE PORTFOLIO

     The following table reflects our portfolio as of June 30, 2003:

                                                 PERCENTAGE     NUMBER       NUMBER      INVESTMENT       NUMBER         NUMBER
                                                     OF           OF           OF           PER             OF             OF
TYPE OF FACILITY               INVESTMENTS (1)   PORTFOLIO    FACILITIES   BEDS/UNITS   BED/UNIT (2)   OPERATORS (3)   STATES (3)
----------------               ---------------   ----------   ----------   ----------   ------------   -------------   ----------
                               (IN THOUSANDS)
Assisted Living Facilities...    $  914,724          54%         166         11,043       $84,561           30             32
Skilled Nursing Facilities...       634,505          38%          96         13,617        46,597           18             20
Specialty Care Facilities....       138,557           8%           8          1,304       112,748            6              5
                                 ----------         ---          ---         ------
Totals.......................    $1,687,786         100%         270         25,964
                                 ==========         ===          ===         ======

(1) Investments include gross real estate investments and credit enhancements which amounted to $1,679,941,000 and $7,845,000, respectively.

(2) Investment per Bed/Unit was computed by using the total investment amount of $1,715,335,000 which includes gross real estate investments, credit enhancements and unfunded commitments for which initial funding has commenced which amounted to $1,679,941,000, $7,845,000 and $27,549,000, respectively.

(3) We have investments in properties located in 33 states and managed by 47 different operators.

     In determining whether to invest in a facility, we focus on the following:
(a) the experience of the management team; (b) the historical and projected financial and operational performance of the facility; (c) the credit of the tenant or borrower; (d) the security for the lease or loan; and (e) the capital committed to the facility by the tenant or borrower. We conduct market research and analysis for all potential investments. In addition, we review the value of all facilities, the interest rates and debt service coverage requirements of any debt to be assumed and the anticipated sources of repayment of any debt.

     We monitor our investments through a variety of methods determined by the type of health care facility and operator. Our monitoring process includes review of monthly financial statements for each facility, quarterly review of operator credit, annual facility inspections and review of covenant compliance relating to licensure, real estate taxes, letters of credit and other collateral. In monitoring our portfolio, our personnel use a proprietary database to collect and analyze facility-specific data. Additionally, we conduct extensive research to ascertain industry trends and risks.

     Our investments are primarily operating leases and mortgage loans. Construction financing is provided, but only as part of a long-term operating lease or mortgage loan. Substantially all of our investments are designed with escalating rate structures. Depending upon market conditions, we believe that appropriate new investments will be available in the future with substantially the same spreads over our cost of capital. Operating leases and mortgage loans are normally credit enhanced by guaranties and/or letters of credit. In addition, operating leases are typically structured as master leases and mortgage loans are generally cross-defaulted and cross-collateralized with other mortgage loans, operating leases or agreements between us and the operator and its affiliates.

                       HOW WE INTEND TO USE THE PROCEEDS

     Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquisition of and investment in additional properties and the repayment of borrowings under our credit facilities or other debt. Until the proceeds from a sale of securities by us are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                       EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating these ratios, "earnings" includes income from continuing operations before extraordinary items, excluding the equity earnings in a less than 50% owned subsidiary, plus fixed charges and reduced by capitalized interest. "Fixed charges" consists of interest on all indebtedness and the amortization of loan expenses.

                                                                                    SIX MONTHS
                                                     YEAR ENDED DECEMBER 31,          ENDED
                                                 --------------------------------    JUNE 30,
                                                 1998   1999   2000   2001   2002      2003
                                                 ----   ----   ----   ----   ----   ----------
Consolidated ratio of earnings to fixed charges
  (unaudited)..................................  2.99   2.75   2.56   2.68   2.50      2.39
Consolidated ratio of earnings to combined
  fixed charges and preferred stock dividends
  (unaudited)..................................  2.59   2.03   1.90   1.93   1.95      2.01

     We issued 3,000,000 shares of 8 7/8% Series B Cumulative Redeemable Preferred Stock in May 1998 and all of those shares were redeemed on July 15, 2003. We issued 3,000,000 shares of Series C Cumulative Convertible Preferred Stock in January 1999 and during the year ended December 31, 2002, the holder of our Series C Cumulative Convertible Preferred Stock converted 900,000 shares into 878,000 shares of our common stock, leaving 2,100,000 shares of Series C Cumulative Convertible Preferred Stock outstanding at December 31, 2002. As of July 18, 2003, 1,154,000 additional shares of our Series C Cumulative Convertible Preferred Stock were converted into 1,125,854 shares of our common stock, leaving 946,000 shares of our Series C Cumulative Convertible Preferred Stock outstanding at July 18, 2003. We issued 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock on July 9, 2003 and all of those shares are outstanding.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may offer under this prospectus one or more of the following categories of our securities:

     - debt securities, in one or more series;

     - shares of our preferred stock, par value $1.00 per share, in one or more series;

     - depositary shares, representing interests in our preferred stock, in one or more series;

     - shares of our common stock, par value $1.00 per share;

     - warrants to purchase any of the foregoing securities; and

     - units consisting of any combination of the foregoing securities.

     The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement relating to such offering.

     Our amended certificate of incorporation authorizes us to issue 125,000,000 shares of common stock and 25,000,000 shares of preferred stock. Of our preferred stock:

     - 13,000 shares have been designated as Junior Participating Preferred Stock, Series A,

     - 3,000,000 shares have been designated as Series C Cumulative Convertible Preferred Stock, and

     - 4,000,000 shares have been designated as 7 7/8% Series D Cumulative Redeemable Preferred Stock.

     As of July 18, 2003, we had issued and outstanding 42,356,855 shares of common stock, 946,000 shares of Series C Cumulative Convertible Preferred Stock and 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock.

     Our common stock is listed on the New York Stock Exchange under the symbol "HCN." We intend to apply to list any additional shares of common stock that are issued and sold hereunder. Our 7 7/8% Series D Cumulative Redeemable Preferred Stock is listed on the New York Stock Exchange under the symbol "HCN PrD." We may apply to list shares of any series of preferred stock or any depositary shares which are offered and sold hereunder, as described in the prospectus supplement relating to such preferred stock or depositary shares.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be guaranteed on a secured or unsecured, senior or subordinated basis, by one or more of our subsidiaries. The debt securities will be issued under one or more indentures between us and a specified trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

     The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the indenture for senior debt securities between us and Fifth Third Bank, as trustee, dated September 6, 2002, and the forms of indentures for senior subordinated and junior subordinated debt securities which we have filed as exhibits to the registration statement of which this prospectus is a part. We will file any final indentures for senior subordinated and junior subordinated debt securities and supplemental indentures if we issue debt securities of this type. See "Where You Can Find

Additional Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement.

GENERAL

     We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, an indenture for senior debt securities between us and Fifth Third Bank, as trustee, dated September 6, 2002, and two separate forms of indenture, one for the senior subordinated securities and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated."

     We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

     We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

     - the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

     - the aggregate principal amount of the securities;

     - the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

     - if convertible, the securities into which they are convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

     - the stated maturity date;

     - any fixed or variable interest rate or rates per annum;

     - the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

     - the date from which interest may accrue and any interest payment dates;

     - any sinking fund requirements;

     - any provisions for redemption, including the redemption price and any remarketing arrangements;

     - whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     - the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

     - whether we will issue the debt securities in certificated or book-entry form;

     - whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

     - whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

     - the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

     - whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

     - the subordination provisions, if any, relating to the debt securities;

     - if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

     - whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

     - the provisions relating to any security provided for the debt securities; and

     - the provisions relating to any guarantee of the debt securities.

     We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

     Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

     Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

     If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

     - to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

     - in any other lawful manner, all as the applicable indenture describes.

     You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange." You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves.

     The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

     - if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

     - immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

CERTAIN COVENANTS

     Existence. Except as permitted as described above under " -- Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our existence, rights and franchises, provided that it is in our best interests for the conduct of business.

     Provisions of Financial Information. Whether or not we remain required to do so under the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

     Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND RELATED MATTERS

     Events of Default. The term "event of default" for any series of debt securities means any of the following:

     - We do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date.

     - We do not pay interest on a debt security of that series within 30 days after its due date.

     - We do not deposit any sinking fund payment for that series within 30 days after its due date.

     - We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice.

     - We default under any of our other indebtedness in specified amounts after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice.

     - We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act.

     - Any other event of default described in the applicable prospectus supplement occurs.

     Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

     The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - you must give the trustee written notice that an event of default has occurred and remains uncured;

     - the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

     - the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

     Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

MODIFICATION OF AN INDENTURE

     There are three types of changes we can make to the indentures and the debt securities:

     Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

     - change the stated maturity of the principal or interest on a debt security;

     - reduce any amounts due on a debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

     - change the currency of payment on a debt security;

     - impair your right to sue for payment;

     - modify the subordination provisions, if any, in a manner that is adverse to you;

     - reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

     - reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

     - waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

     - modify any of the foregoing provisions.

     Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under " -- Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

     Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

     Further Details Concerning Voting. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased as described immediately below under " -- Discharge, Defeasance and Covenant
Defeasance -- Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

     Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

     - we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds or, in some circumstances, depositary receipts representing these notes or bonds, that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

     - the current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

     - we must deliver to the trustee a legal opinion confirming the tax law change described above.

     If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

     Covenant Defeasance. Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

     If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

     - any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

     - any subordination provisions; and

     - certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

SUBORDINATION

     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

     - the indebtedness ranking senior to the debt securities being offered;

     - the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

     - the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

     - provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

GUARANTEES

     Our payment obligations under any series of our debt securities may be guaranteed by some or all of our subsidiaries. The guarantees may be secured or unsecured and may be senior or subordinated obligations. The guarantors will be identified and the terms of the guarantees will be described in the applicable prospectus supplement.

GLOBAL SECURITIES

     If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                        DESCRIPTION OF OUR COMMON STOCK

     The following is a summary of certain provisions of our amended certificate of incorporation and by-laws, which documents set forth certain terms of our common stock. Because this summary is not complete, you should refer to such documents for complete information. Copies of our certificate of incorporation and by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

GENERAL

     Common stock holders are entitled to receive dividends when declared by the board of directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Common stock holders have one vote per share, and there are no cumulative voting rights. If we are voluntarily or involuntarily liquidated or dissolved, common stock holders are to share ratably in our distributable assets remaining after the satisfaction of all of our debts and liabilities and the preferred stock holders' prior preferential rights. Common stock holders do not have preemptive rights. The common stock will be, when issued, fully paid and nonassessable. The common stock is subject to restrictions on transfer under certain circumstances described under "Restrictions on Transfer of Securities" below. The transfer agent for our common stock is Mellon Investor Services LLC.

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

     Each outstanding share of our common stock is accompanied by a right to purchase one one-thousandth of a share of our junior participation preferred stock, Series A, at the price of $48, subject to certain anti-dilution adjustments. We have designated and reserved 13,000 shares of our preferred stock as such Class A preferred stock for issuance upon exercise of the rights. The existence of such rights could have the effect of delaying, deterring or preventing a change in our control. The purchase rights and the Class A preferred stock are more fully discussed below under the caption "Share Purchase Rights." For a description of other provisions of our amended certificate of incorporation and by-laws that could have the effect of delaying, deterring or preventing a change in our control, please see "Description of Certain Provisions of Our Certificate of Incorporation and By-Laws" below.

     The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See "Description of Our Preferred Stock" below.

SHARE PURCHASE RIGHTS

     On July 19, 1994, our board of directors adopted a shareholder rights plan, commonly referred to as a "poison pill," which authorized the issuance of one preferred share purchase right for each outstanding share of common stock. Under certain conditions, each right may be exercised to purchase one one-thousandth of a share of our Junior Participating Preferred Stock, Series A, for $48, subject to certain anti-dilution adjustments. The number of rights outstanding and Series A preferred stock issuable upon exercise, as well as the Series A preferred stock purchase price, are subject to customary antidilution adjustments.

     The rights are evidenced by the certificates for shares of common stock, and in general are not transferable apart from the common stock or exercisable until after a party has acquired beneficial ownership of, or made a tender offer for 15% or more of our outstanding common stock, or the occurrence of other events as specified in a rights agreement between us and Mellon Investor Services LLC, as rights agent. Under certain conditions as specified in the rights agreement, including but not limited to, the acquisition by a party of 15% or more of our outstanding common stock, or the acquisition of us in a merger or other business combination, each holder of a right (other than an acquiring person, whose rights will be void) will receive upon its exercise and payment of the exercise price that number of shares of our common stock, or the common stock of the other party, as applicable, having a market value of two times the exercise price of the right.

     The rights expire on August 5, 2004, and until they are exercised, their holder will have no rights as a stockholder. At our option, the rights may be redeemed in whole at a price of $.01 per right any time prior to becoming exercisable. In general, we may also exchange the rights at a ratio of one share of common stock per right after becoming exercisable but prior to any party acquiring 50% or more of the outstanding shares of common stock.

     Series A preferred stock issuable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will have 1,000 votes and will be entitled to:

     - a minimum preferential quarterly dividend payment equal to the greater of $25.00 per share or 1,000 times the amount of the dividends per share paid on the common stock;

     - a liquidation preference in an amount equal to the greater of $100 or 1,000 times the amount per share paid on the common stock; and

     - a payment in connection with a business combination in which shares of common stock are exchanged equal to 1,000 times the amount per share paid on the common stock.

     The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price for all of our shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire us on terms not approved by our board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination.

                       DESCRIPTION OF OUR PREFERRED STOCK

     The following is a summary description of the material terms of our shares of preferred stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our amended certificate of incorporation and by-laws, copies of which have been filed with the SEC. See "Where You Can Find Additional Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

GENERAL

     Our board of directors or a duly authorized committee thereof, will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred shares. These may include:

     - the distinctive designation of each series and the number of shares that will constitute the series;

     - the voting rights, if any, of shares of the series;

     - the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

     - the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

     - the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

     - any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

     - if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

     - whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

     The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

     The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our amended certificate of incorporation, including any applicable certificate of designation, and our by-laws.

     The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

     - the description of the preferred shares;

     - the number of the preferred shares offered;

     - the voting rights, if any, of the holders of the preferred shares;

     - the offering price of the preferred shares;

     - the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

     - the date from which distributions on the preferred shares shall accumulate;

     - the provisions for any auctioning or remarketing, if any, of the preferred shares;

     - the provision, if any, for redemption or a sinking fund;

     - the liquidation preference per share;

     - any listing of the preferred shares on a securities exchange;

     - whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

     - whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares;"

     - a discussion of federal income tax considerations;

     - the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

     - any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

     - any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

     - any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

     As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

RANK

     Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

DISTRIBUTIONS

     Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board of directors must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom dividends are payable.

     Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future. If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

     Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

     We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

REDEMPTION

     We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

     If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred shares may provide that, if no shares of such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

LIQUIDATION PREFERENCE

     The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

     If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled. For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

VOTING RIGHTS

     Holders of the preferred shares will not have any voting rights, except as described below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement. As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

     Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of at least a majority of the shares of each series of preferred shares outstanding at that time:

     - authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

     - reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

     - create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

     - amend, alter or repeal the provisions of our certificate of incorporation relating to that series of preferred shares that materially and adversely affects the series of preferred shares.

     The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

CONVERSION RIGHTS

     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of capital stock. The terms will include the number of common shares or other capital stock into which the preferred shares are convertible, the conversion price or manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

OUR EXCHANGE RIGHTS

     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

                        DESCRIPTION OF DEPOSITARY SHARES

     This section describes the general terms and provisions of shares of preferred stock represented by depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

     We have summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that we will file with the SEC at or before the time of the offering of the depositary shares for additional information before you buy any depositary shares.

GENERAL

     We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

     Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

DISTRIBUTIONS

     A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

     If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

     Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

WITHDRAWAL OF SHARES OF PREFERRED STOCK

     You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

VOTING OF THE UNDERLYING SHARES OF PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

LIQUIDATION PREFERENCE

     Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

CONVERSION OR EXCHANGE OF SHARES OF PREFERRED STOCK

     The depositary shares will not themselves be convertible into or exchangeable for shares of common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

     We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

     Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

     - all depositary shares have been redeemed;

     - there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

     - each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

CHARGES OF A DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

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RESIGNATION AND REMOVAL OF A DEPOSITARY

     A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

MISCELLANEOUS

     A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.

     Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

     If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

                            DESCRIPTION OF WARRANTS

     This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

     We have summarized in this section certain terms and provisions of the warrant agreement and the warrants. The summary is not complete. You should read the forms of warrant and warrant agreement that we will file with the SEC at or before the time of the offering of the applicable series of warrants for additional information before you buy any warrants.

     We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

     - the offering price;

     - the number of warrants offered;

     - the securities underlying the warrants;

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

     - the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

     - the date on which the warrants will expire;

     - federal income tax consequences;

     - the rights, if any, we have to redeem the warrants;

     - the name of the warrant agent; and

     - the other terms of the warrants.

     Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

     The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

                              DESCRIPTION OF UNITS

     We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

     Any applicable prospectus supplement will describe:

     - the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     - any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

     - any special United States federal income tax considerations applicable to the units; and

     - any material provisions of the governing unit agreement that differ from those described above.

                     RESTRICTIONS ON TRANSFER OF SECURITIES

     For us to qualify as a real estate investment trust, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, our by-laws (with respect to our common stock), and our certificates of designation (for our preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% in value of our outstanding capital stock by such person. If any securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess.

     If these provisions of our by-laws and certificates of designation are determined to be invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of the shares or other securities will be deemed to have acted as our agent in acquiring the shares or other securities that are in excess of the limit, and will be deemed to hold such excess shares or securities on our behalf. As the equivalent of treasury securities for such purposes, the excess securities will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of the excess securities will hold the same as our agent and for the transferee of the excess securities following a permitted transfer.

     In addition, under our by-laws and certificates of designation, we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify us as a real estate investment trust.

            DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF
                           INCORPORATION AND BY-LAWS

ANTI-TAKEOVER PROVISIONS

     Our amended certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

     - Classification of our board of directors into three classes with the term of only one class expiring each year.

     - A provision permitting our board of directors to make, amend or repeal our by-laws.

     - Authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters (see "Description of Our Preferred Stock" above).

     - A prohibition on shareholders taking action by written consent in lieu of a meeting.

     - Advance notice procedures with respect to nominations of directors by stockholders.

     - The grant only to our board of directors of the right to call special meetings of stockholders.

     - Limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder (see "Restrictions on Transfer of Securities" above).

     - Limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our common stock (see "Limitations on Transactions Involving Us and Our Shareholders" below).

     - A provision permitting amendment of certain of the provisions listed above only by an affirmative vote of the holders of at least three-quarters of all of the outstanding shares of our voting stock, voting together as a single class.

LIMITATIONS ON TRANSACTIONS INVOLVING US AND OUR STOCKHOLDERS

     Under our by-laws, in addition to any vote otherwise required by law, our certificate of incorporation or our by-laws, the following transactions will require the affirmative vote of the holders of at least seventy-five percent of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

     - Our merger or consolidation with or into

      - any stockholder that owns 5% or more of our voting stock; or

      - any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of a stockholder that owns 5% or more of our voting stock.

     - Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of substantially all of our assets, in one transaction or a series of transactions, to or with any stockholder that owns 5% or more of our voting stock or an affiliate of any such stockholder.

     - Any reclassification of our securities, including any reverse stock split, or recapitalization or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity securities that is directly or indirectly owned by any stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder, whether or not the transaction involves a such a stockholder.

     - The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder.

     These provisions will not apply to any of the transactions described above if:

     - we are at the time of the consummation of the transaction, and at all times throughout the preceding twelve months have been, directly or indirectly, the beneficial owner of a majority of each class of the outstanding equity securities of the 5% stockholder that is a party to the transaction; or

     - the transaction has been approved by a majority of the members of our board of directors who, at the time such approval is given, were not affiliates or nominees of the 5% stockholder and were either members of our board of directors prior to the time that the 5% stockholder became a 5% stockholder, or were successors of such directors on the recommendation of a majority of such directors then on the board of directors; or

     - both of the following conditions have been met:

      - the aggregate amount of the cash and the fair market value, as determined in good faith by our board of directors, of the consideration other than cash to be received per share by holders of our voting stock in such transaction shall be at least equal to the highest per share price paid by the 5% stockholder for any shares of voting stock acquired by it:

        - within the two-year period immediately prior to the first public announcement of the proposal of the transaction, or

        - in the transaction in which it became a 5% stockholder, whichever is higher; and

      - the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the 5% stockholder previously paid for shares of such voting stock. If the 5% stockholder paid for shares of any class of voting stock with varying forms of consideration, the form of consideration to be paid by the 5% stockholder for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by the stockholder.

     The foregoing summary of certain provisions of our amended certificate of incorporation and by-laws does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and our amended certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

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

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the taxation of the Company and the material federal tax consequences to you as a holder of our common stock and debt securities offered under this prospectus is for general information only and is not tax advice. The applicable prospectus supplement delivered with this prospectus will provide any necessary information about additional federal income tax considerations, if any, related to the particular securities being offered. The tax treatment of our securities will depend on the holder's particular situation, and this summary only applies to you to the extent that you hold our securities as capital assets. This discussion does not deal with special tax situations such as insurance companies, financial institutions or broker-dealers.

     This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of our securities as set forth in this summary. Before you purchase our securities, you should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of acquiring, owning, and selling of our securities.

U.S. FEDERAL INCOME TAXATION OF THE COMPANY AS A REIT

  GENERAL

     We elected to be taxed as a real estate investment trust (or REIT) commencing with our first taxable year. We intend to continue to operate in such a manner as to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. Qualification and taxation as a REIT depends upon our ability to meet a variety of qualification tests imposed under federal income tax law with respect to our income, assets, distribution level and diversity of share ownership as discussed below under "-- Qualification as a REIT." However, there can be no assurance that we will be owned and organized and will operate in a manner so as to qualify or remain qualified.

     In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to stockholders. We may, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed. If we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of our undistributed long-term capital gain in income, but they will receive a refundable credit for their share of any taxes paid by us on such gain.

     Despite the REIT election, we may be subject to federal income and excise tax as follows:

     - To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates;

     - We may be subject to the "alternative minimum tax" on certain items of tax preference to the extent that this tax exceeds our regular tax;

     - If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

     - Any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property due to an involuntary conversion) will be subject to a 100% tax;

     - If we fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amounts by which we failed the 75% or 95% test, multiplied by (2) a fraction intended to reflect our profitability;

     - If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year (other than capital gain that we elect to retain and pay tax on) and (3) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of the required distribution over amounts actually distributed; and

     - We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our "taxable REIT subsidiaries" that would be reduced through reapportionment under certain federal income tax principles in order to more clearly reflect income of the taxable REIT subsidiary. See "-- Other Tax Considerations-Investments in Taxable REIT Subsidiaries."

     If we acquire any assets from a corporation which is or has been a "C" corporation in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the "C" corporation. A "C" corporation is generally defined as a corporation that is required to pay full corporate level federal income tax. If we recognize gain on the disposition of the assets during the 10-year period beginning on the date on which the assets were acquired by us, then to the extent of the assets' "built-in gain" (i.e., the excess of the fair market value of the asset over the adjusted tax basis in the asset, in each case determined as of the beginning of the 10-year period), we will be subject to tax on the gain at the highest regular corporate rate applicable. The results described in this paragraph with respect to the recognition of built-in gain assume that the built-in gain assets, at the time the built-in gain assets were subject to a conversion transaction (either where a "C" corporation elected REIT status or a REIT acquired the assets from a "C" corporation), were not treated as sold to an unrelated party and gain recognized.

  QUALIFICATION AS A REIT

     A REIT is defined as a corporation, trust or association:

     (1) which is managed by one or more trustees or directors;

     (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     (3) which would be taxable as a domestic corporation but for the federal income tax law relating to REITs;

     (4) which is neither a financial institution nor an insurance company;

     (5) the beneficial ownership of which is held by 100 or more persons in each taxable year of the REIT except for its first taxable year;

     (6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding its first taxable year, directly or indirectly, by or for five or fewer individuals (which includes certain entities) (the "Five or Fewer Requirement"); and

     (7) which meets certain income and asset tests described below.

     Conditions (1) to (4), inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).
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

     Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition,
Article VI of our Amended and Restated By-Laws provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in
(5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

     We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

     We may own a number of properties through wholly owned subsidiaries. A corporation will qualify as a "qualified REIT subsidiary" if 100% of its stock is owned by a REIT and the REIT does not elect to treat the subsidiary as a taxable REIT subsidiary. A "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions and credits of a "qualified REIT subsidiary" will be treated as assets, liabilities and items (as the case may be) of the REIT. A "qualified REIT subsidiary" is not subject to federal income tax, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of the issuer or more than 5% of the value of our total assets, as described below under "-- Asset Tests."

     If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership's, limited liability company's or trust's assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These "look-through" rules apply for purposes of the income tests and assets tests described below.

     Income Tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year.

     - At least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from "rents from real property," other income from investments relating to real property or mortgages on real property or certain income from qualified temporary investments.

     - At least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test and from dividends (including dividends from taxable REIT subsidiaries), interest, gain from the sale or disposition of stock securities and payments to us under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to hedge indebtedness incurred or to be incurred.

     Rents received by us will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met:

     - The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

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

     - Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is our taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

     - If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

     - For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, except that we may directly provide services that are "usually or customarily rendered" in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience."

     For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

     The term "interest" generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are eligible for relief. These relief provisions will be generally available if:

     - Our failure to meet the tests was due to reasonable cause and not due to willful neglect,

     - We attach a schedule of the sources of our income to our return; and

     - Any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability.

     Asset Tests. At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of the total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

     Investments in Taxable REIT Subsidiaries. For taxable years beginning after December 31, 2000, REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. We and any taxable corporate entity in which we own an interest are allowed to jointly elect to treat the entity as a "taxable REIT subsidiary."

     One of our subsidiaries has elected to be treated as a taxable REIT subsidiary. Taxable REIT subsidiaries are subject to full corporate level federal taxation on their earnings but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Our taxable REIT subsidiary will attempt to minimize the amount of these taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent our taxable REIT subsidiary is required to pay federal, state or local taxes, the cash available for distribution as dividends to us from our taxable REIT subsidiary will be reduced.

     The amount of interest on related-party debt that a taxable REIT subsidiary may deduct is limited. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions.

     The Internal Revenue Service may reallocate costs between a REIT and its taxable REIT subsidiary where there is a lack of arms'-length dealing between the parties. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% tax. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

     Annual Distribution Requirements. In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (B) a portion of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular distribution payment after the declaration. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

     It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute the greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (a) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of income and deduction of expenses in arriving at our taxable income, or (b) the payment of severance benefits that may not be deductible to us. In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends in order to meet the distribution requirement.

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

     Under certain circumstances, in the event of a deficiency determined by the Internal Revenue Service, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency distributions.

  FAILURE TO QUALIFY AS A REIT

     If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to these distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. Failure to qualify for even one year could result in our need to incur indebtedness or liquidate investments in order to pay potentially significant resulting tax liabilities.

U.S. FEDERAL INCOME TAXATION OF HOLDERS OF OUR STOCK

  TREATMENT OF TAXABLE U.S. STOCKHOLDERS

     The following summary applies to you only if you are a "U.S. stockholder." A "U.S. stockholder" is a stockholder of shares of stock who, for United States federal income tax purposes, is:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     So long as we qualify for taxation as a REIT, distributions on shares of our stock made out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for U.S. corporate stockholders.

     On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 will reduce the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us on our shares, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to our shares that are attributable to either (1) dividends received by us from non-REIT corporations or other taxable REIT subsidiaries, or (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year).

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

     Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which you held our stock. However, if you are a corporation, you may be required to treat a portion of some capital gain dividends as ordinary income.

     If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on these retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.

     You may not include in your federal income tax return any of our net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to you. In addition, any distribution declared by us in October, November or December of any year on a specified date in any such month shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "-- General" and "-- Qualification as a REIT -- Annual Distribution Requirements" above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any "deficiency dividend" will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of our stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.

     Upon the sale or exchange of any shares of our stock to or with a person other than us or a sale or exchange of all shares of our stock (whether actually or constructively owned) with us, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of our stock. This gain will be capital gain if you held these shares of our stock as a capital asset.

     If we redeem any of your shares in us, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a "complete termination" of your interest in all classes of our equity securities, is a "substantially disproportionate redemption" or is "not essentially equivalent to a dividend" with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., common stock, preferred stock, depositary shares and warrants). You also must take into account any equity securities that are considered to be constructively owned by you.

     If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered "not essentially equivalent to a dividend" and, thus, would result in gain or loss to you. However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts

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

and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.

     Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

     Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 15% (prior to the effective date of the Jobs and Growth Tax Relief Reconciliation Act of 2003, described above, the maximum long-term capital gain rate was 20%). Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

  TREATMENT OF TAX-EXEMPT U.S. STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). The Internal Revenue Service has issued a published revenue ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the shares of our stock with debt, a portion of its income from us will constitute UBTI pursuant to the "debt financed property" rules. Likewise, a portion of the Exempt Organization's income from us would constitute UBTI if we held a residual interest in a real estate mortgage investment conduit.

     In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of our dividends as UBTI. This rule applies to a pension trust holding more than 10% of our stock only if
(i) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5%, (ii) we qualify as a REIT by reason of the modification of the Five or Fewer Requirement that allows beneficiaries of the pension trust to be treated as holding shares in proportion to their actuarial interests in the pension trust, and (iii) either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively own more than 50% of the value of our stock.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under certain circumstances, you may be subject to backup withholding at applicable rates on payments made with respect to, or cash proceeds of a sale or exchange of, shares of our stock. Backup withholding will apply only if you:

     - fail to furnish your taxpayer identification number ("TIN") to the person required to withhold;

     - furnish an incorrect TIN;

     - are notified by the Internal Revenue Service that you have failed to properly report payments of interest and dividends; or

     - under certain circumstances, fail to certify, under penalty of perjury, that you have furnished a correct TIN and have not been notified by the Internal Revenue Service that you are subject to backup withholding for failure to report interest and dividend payments.

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

     Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. You should consult with a tax advisor regarding qualification for exemption from backup withholding, and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to payment to a stockholder will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided that the required information is provided to the Internal Revenue Service. In addition, withholding a portion of capital gain distributions made to stockholders may be required for stockholders who fail to certify their non-foreign status.

  TAXATION OF FOREIGN STOCKHOLDERS

     The following summary applies to you only if you are a foreign person. The federal taxation of foreign persons is a highly complex matter that may be affected by many considerations.

     Distributions to you of cash generated by our real estate operations, but not by the sale or exchange of our capital assets, generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and you file with us the required form evidencing the lower rate.

     In general, you will be subject to United States federal income tax on a graduated rate basis rather than withholding with respect to your investment in our stock if the investment is "effectively connected" with your conduct of a trade or business in the United States. A corporate foreign stockholder that receives income that is, or is treated as, effectively connected with a United States trade or business may also be subject to the branch profits tax, which is payable in addition to regular United States corporate income tax. The following discussion will apply to foreign stockholders whose investment in us is not so effectively connected. We expect to withhold United States income tax, as described below, on the gross amount of any distributions paid to you unless (i) you file an Internal Revenue Service Form W-8ECI with us claiming that the distribution is "effectively connected" or (ii) certain other exceptions apply.

     Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to you under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") as if these distributions were gains "effectively connected" with a United States trade or business. Accordingly, you will be taxed at the normal capital gain rates applicable to a U.S. stockholder on these amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a branch profits tax in the hands of a corporate foreign stockholder that is not entitled to treaty exemption.

     We will be required to withhold from distributions subject to FIRPTA, and remit to the Internal Revenue Service, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding.

     Unless our shares constitute a "United States real property interest" within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of our shares by you generally will not be subject to United States taxation. Our shares will not constitute a United States real property interest if we qualify as a "domestically controlled REIT." We do, and expect to continue to, qualify as a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by foreign stockholders. However, if you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, you will be subject to a 30% tax on capital gains. In any event, a purchaser of our shares from you will not be required under FIRPTA to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser may be required to withhold 10% of the purchase price and remit that amount to the Internal Revenue Service.

     Backup withholding tax and information reporting will generally not apply to distributions paid to you outside the United States that are treated as (i) dividends to which the 30% or lower treaty rate withholding tax discussed above applies; (ii) capital gains dividends; or (iii) distributions attributable to gain from the sale or exchange by us of United States real property interests. Payment of the proceeds of a sale of stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalty of perjury that he or she is not a U.S. person (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or otherwise established an exemption. You may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

U.S. FEDERAL INCOME TAXATION OF HOLDERS OF DEPOSITARY SHARES

     Owners of our depositary shares will be treated as if you were owners of the series of preferred stock represented by the depositary shares. Thus, you will be required to take into account the income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock.

  CONVERSION OR EXCHANGE OF SHARES FOR PREFERRED STOCK

     No gain or loss will be recognized upon the withdrawal of preferred stock in exchange for depositary shares and the tax basis of each share of preferred stock will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged. If you held your depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for your shares of preferred stock will include the period during which you owned the depositary shares.

U.S. FEDERAL INCOME AND ESTATE TAXATION OF HOLDERS OF OUR DEBT SECURITIES

     The following is a general summary of the United States federal income tax consequences and, in the case that you are a holder that is a non-U.S. holder, as defined below, the United States federal estate tax consequences, of purchasing, owning and disposing of debt securities periodically offered under one or more indentures, the forms of which have been filed as exhibits to this registration statement (the "notes"). This summary assumes that you hold the notes as capital assets. This summary applies to you only if you are the initial holder of the notes and you acquire the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. In addition, this summary does not consider any foreign, state, local or other tax laws that may be applicable to us or a purchaser of the notes.

  U.S. HOLDERS

     The following summary applies to you only if you are a U.S. holder, as defined below.

     Definition of a U.S. Holder. A "U.S. holder" is a beneficial owner of a note or notes that is for United States federal income tax purposes:

     - an individual citizen or resident alien of the United States;

     - a corporation or partnership, or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

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

     - an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

     - a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons, within the meaning of the Internal Revenue Code, has the authority to control all of the trust's substantial decisions.

     Payments of Interest. Stated interest on the notes generally will be taxed as ordinary interest income from domestic sources at the time it is paid or accrues in accordance with your method of accounting for tax purposes.

     Sale, Exchange or Other Disposition of Notes. The adjusted tax basis in your note acquired at a premium will generally be your cost. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

     - the amount realized on the sale or other disposition, less any amount attributable to any accrued interest, which will be taxable in the manner described under "-- Payments of Interest" above; and

     - your adjusted tax basis in the notes.

     Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income.

     Backup Withholding and Information Reporting. In general, "backup withholding" may apply:

     - to any payments made to you of principal and interest on your note, and

     - to payment of the proceeds of a sale or other disposition of your note before maturity,

     - if you are a non-corporate U.S. holder and (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

     The amount of any reportable payments, including interest, made to you (unless you are an exempt recipient) and the amount of tax withheld, if any, with respect to such payments will be reported to you and to the Internal Revenue Service for each calendar year. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and will be credited against your U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

  NON-U.S. HOLDERS

     The following summary applies to you if you are a beneficial owner of a note and are not a U.S. holder, as defined above (a "non-U.S. holder").

     Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

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

     U.S. Federal Withholding Tax. Subject to the discussion below, U.S. federal withholding tax will not apply to payments by us or our paying agent, in its capacity as such, of principal and interest on your notes under the "portfolio interest" exception of the Internal Revenue Code, provided that:

     - you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

     - you are not (1) a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership, as provided in the Internal Revenue Code, or
       (2) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

     - such interest is not effectively connected with your conduct of a U.S. trade or business; and

     - you provide a signed written statement, under penalties of perjury, which can reliably be related to you, certifying that you are not a U.S. person within the meaning of the Internal Revenue Code and providing your name and address to:

        - us or our paying agent; or

        - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of such statement.

     Treasury regulations provide that:

     - if you are a foreign partnership, the certification requirement will generally apply to your partners, and you will be required to provide certain information;

     - if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a "foreign complex trust," "foreign simple trust," or "foreign grantor trust" as defined in the Treasury regulations; and

     - look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

     If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

     If you cannot satisfy the portfolio interest requirements described above, payments of interest will be subject to the 30% United States withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable treaty or (2) Internal Revenue Service Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. Alternative documentation may be applicable in certain circumstances.

     If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a U.S. person, except as otherwise provided by an applicable tax treaty. If you are a foreign corporation, you may be required to pay a branch profits tax on the earnings and profits that are effectively connected to the conduct of your trade or business in the United States.

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

     Sale, Exchange or other Disposition of Notes. You generally will not have to pay U.S. federal income tax on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes, unless:

     - in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met;

     - you are subject to tax provisions applicable to certain United States expatriates; or

     - the gain is effectively connected with your conduct of a U.S. trade or business.

     If you are engaged in a trade or business in the United States and gain with respect to your notes is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. income tax on a net basis on the gain. In addition, if you are a foreign corporation, you may be subject to a branch profits tax on your effectively connected earnings and profits for the taxable year, as adjusted for certain items.

     U.S. Federal Estate Tax. If you are an individual and are not a U.S. citizen or a resident of the United States, as specially defined for U.S. federal estate tax purposes, at the time of your death, your notes will generally not be subject to the U.S. federal estate tax, unless, at the time of your death (1) you owned actually or constructively ten percent or more of the total combined voting power of all our classes of stock entitled to vote or (2) interest on the notes is effectively connected with your conduct of a U.S. trade or business.

     Backup Withholding and Information Reporting. Backup withholding will not apply to payments of principal or interest made by us or our paying agent, in its capacity as such, to you if you have provided the required certification that you are a non-U.S. holder as described in "-- U.S. Federal Withholding Tax" above, and provided that neither we nor our paying agent have actual knowledge that you are a U.S. holder, as described in "-- U.S. Holders" above. We or our paying agent may, however, report payments of interest on the notes.

     The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes though a non-U.S. office of a broker that:

     - is a U.S. person, as defined in the Internal Revenue Code,

     - derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States,

     - is a "controlled foreign corporation" for U.S. federal income tax purposes, or

     - is a foreign partnership, if at any time during its tax year,

     - one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or

     - the foreign partnership is engaged in a U.S. trade or business,

      - unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME AND ESTATE TAXATION OF HOLDERS OF OUR WARRANTS

  EXERCISE OF WARRANTS

     You will not generally recognize gain or loss upon the exercise of a warrant. Your basis in the debt securities, preferred stock, depositary shares or common stock, as the case may be, received upon the exercise of the warrant will be equal to the sum of your adjusted tax basis in the warrant and the exercise price paid. Your holding period in the debt securities, preferred stock, depositary shares or common stock, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by you.

  EXPIRATION OF WARRANTS

     Upon the expiration of a warrant, you will recognize a capital loss in an amount equal to your adjusted tax basis in the warrant.

  SALE OR EXCHANGE OF WARRANTS

     Upon the sale or exchange of a warrant to a person other than us, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the Internal Revenue Service may argue that you should recognize ordinary income on the sale. You are advised to consult your own tax advisors as to the consequences of a sale of a warrant to us.

  POTENTIAL LEGISLATION OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

     Current and prospective securities holders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through underwriters or dealers;

     - through agents;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

     Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

     - whether common stock, preferred stock or equity stock, or warrants for those securities will be offered under the stockholder purchase rights;

     - the number of those securities or warrants that will be offered under the stockholder purchase rights;

     - the period during which and the price at which the stockholder purchase rights will be exercisable;

     - the number of stockholder purchase rights then outstanding;

     - any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights, and

     - any other material terms of the stockholder purchase rights.

     Underwriters may offer and sell the securities at:

     - fixed prices, which may be changed;

     - prices related to the prevailing market prices at the time of sale; or

     - negotiated prices.

     We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

     - any underwriting compensation we pay to underwriters or agents in connection with the offering of securities, and

     - any discounts, concessions or commissions allowed by underwriters to participating dealers.

     Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities.

     If indicated in the applicable prospectus supplement, we may also offer and sell securities through a firm that will remarket the securities. These firms may act as principals for their own account or as our agents. These firms may be deemed to be underwriters in connection with the securities being remarketed. We may agree to indemnify these firms against liabilities, including liabilities under the Securities Act.

     If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

     - the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

     - if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

     Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

     Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the securities offered will be passed upon by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio. Certain tax matters will be passed upon for us by Arnold & Porter, Washington, D.C.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospectus may have changed since then.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
                 PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...................     S-2
Risk Factors....................................     S-5
Cautionary Statement Concerning Forward-Looking
  Statements....................................     S-5
The Company.....................................     S-6
Ratio of Earnings to Fixed Charges..............     S-8
Use of Proceeds.................................     S-8
Capitalization..................................     S-9
Selected Financial Information..................    S-10
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................    S-12
Management and Directors........................    S-21
Description of the Notes........................    S-22
Description of Other Indebtedness...............    S-29
Underwriting....................................    S-30
Legal Matters...................................    S-32
Experts.........................................    S-32
                       PROSPECTUS
About this Prospectus...........................       4
Cautionary Statement Concerning Forward-Looking
  Statements and Risk Factors...................       4
Where You Can Find Additional Information.......       5
Documents Incorporated by Reference.............       5
The Company.....................................       6
How We Intend to Use the Proceeds...............       8
Ratios of Earnings to Fixed Charges and Earnings
  to Combined Fixed Charges and Preferred Stock
  Dividends.....................................       8
General Description of the Offered Securities...       9
Description of Debt Securities..................       9
Description of Our Common Stock.................      16
Description of Our Preferred Stock..............      18
Description of Depositary Shares................      22
Description of Warrants.........................      25
Description of Units............................      26
Restrictions on Transfer of Securities..........      26
Description of Certain Provisions of Our
  Certificate of Incorporation and By-Laws......      27
U.S. Federal Income Tax Considerations..........      29
Plan of Distribution............................      42
Legal Opinions..................................      44
Experts.........................................      44

 HEALTH CARE REIT LOGO

 $250,000,000

 6.0% Notes
 due November 15, 2013
 Deutsche Bank Securities

 UBS Investment Bank

 Banc of America Securities LLC

 Raymond James
 Prospectus Supplement

 October 29, 2003